Exhibit 10.3

BJ SERVICES, LLC

THIRD AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

Dated as of [ ● ], 2017

THE COMPANY INTERESTS REPRESENTED BY THIS THIRD AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS. SUCH COMPANY INTERESTS MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF AT ANY TIME WITHOUT EFFECTIVE REGISTRATION UNDER SUCH ACT AND LAWS OR EXEMPTION THEREFROM, AND COMPLIANCE WITH THE OTHER SUBSTANTIAL RESTRICTIONS ON TRANSFERABILITY SET FORTH HEREIN.

Schedules

Schedule 1	–	Initial Schedule of Members

Exhibits

Exhibit A	–	Form of Joinder Agreement

BJ SERVICES, LLC

THIRD AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

This THIRD AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”), dated as of [ • ], 2017, is entered into by and among BJ Services, LLC, a Delaware limited liability company (the “Company”), and its Members (as defined herein).

RECITALS

WHEREAS, the Company was formed as a limited liability company pursuant to and in accordance with the Delaware Act (as defined herein) by the filing of a Certificate of Formation (as amended or otherwise modified from time to time, the “Certificate”) with the Secretary of State of the State of Delaware pursuant to Section 18-201 of the Delaware Act on February 8, 2016;

WHEREAS, the Company entered into that certain Limited Liability Company Agreement of the Company, dated as of February 8, 2016 (the “Original LLC Agreement”), with Baker Hughes Oilfield Operations LLC, a California limited liability company (“BHOO”);

WHEREAS, the Original LLC Agreement was amended, restated and superseded in its entirety by that certain Amended and Restated Limited Liability Company Agreement of the Company, dated as of December 24, 2016 (the “Amended and Restated LLC Agreement”), by and among the Company, BHOO and Baker Hughes International Holdings LLC, a Delaware limited liability company (“BH SubCo” and, together with BHOO, the “Initial BHGE Members”);

WHEREAS, the Amended and Restated LLC Agreement was amended, restated and superseded in its entirety by that certain Second Amended and Restated Limited Liability Company Agreement of the Company, dated as of December 30, 2016 (the “Second Amended and Restated LLC Agreement”), by and among the Company, the Initial BHGE Members and Allied Energy JV Contribution, LLC, a Delaware limited liability company (the “Initial Investor JV Member” and, together with the Initial BHGE Members, the “Initial Members”);

WHEREAS, immediately prior to the Effective Time, the Company entered into a Contribution Agreement, dated as of [ • ], 2017 (the “Contribution Agreement”), with certain members of the Company’s management (the “Management Members”) and BJ Services Management Holdings, LLC, a Delaware limited liability company (“Management Holdings” and, together with the Initial Members, the “Existing Members”), pursuant to which the Management Members contributed all of their Original Interests (as defined below) to Management Holdings in exchange for limited liability company interests in Management Holdings (the “Management Reorganization”);

WHEREAS, immediately prior to the Effective Time and after giving effect to the Management Reorganization, the Existing Members held all of the limited liability company interest in the Company designated as Class A Units (the “Original Class A Interests”) and all of the limited liability company interest in the Company designated as Class B-1 Units or Class B-2 Units (collectively, the “Original Class B Interests” and, together with the Original Class A Interests, the “Original Interests”);

WHEREAS, the Company and the Existing Members desire to have BJ Services, Inc., a Delaware corporation (the “Corporation”), effect an initial public offering (the “IPO”) of shares of its Class A common stock, par value $0.001 per share (the “Class A Common Stock”), pursuant to which the Corporation will issue and sell shares of Class A Common Stock to public investors and will contribute the net proceeds from such sale to the Company in exchange for Common Units in the Company;

WHEREAS, in connection with the IPO, the Company and the Existing Members desire to amend and restate the Second Amended and Restated LLC Agreement as of the Effective Time (as defined herein) to reflect (a) the Recapitalization (as defined herein), (b) the addition of the Corporation as a Member, (c) the Corporation’s designation as the Manager (as defined herein), and (d) the rights and obligations of the Members that are enumerated and agreed upon in the terms of this Agreement effective as of the Effective Time, at which time the Second Amended and Restated LLC Agreement shall be superseded entirely by this Agreement;

WHEREAS, the Original Class A Interests and Original Class B Interests that, in each case, were issued and outstanding and held by the Existing Members immediately prior to the execution and effectiveness of this Agreement will be converted into Common Units as of the Effective Time in accordance with the terms of this Agreement; and

WHEREAS, following the actions in the immediately preceding recital, upon the Effective Time, the Corporation will contribute to the Company cash in exchange for Common Units in accordance with the terms of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Members, intending to be legally bound, hereby agree as follows:

ARTICLE I.

DEFINITIONS

The following definitions shall be applied to the terms used in this Agreement for all purposes, unless otherwise clearly indicated to the contrary.

“Additional Member” has the meaning set forth in Section 12.02.

“Adjusted Capital Account Deficit” means with respect to the Capital Account of any Member as of the end of any Taxable Year, the amount by which the balance in such Capital Account is less than zero. For this purpose, such Member’s Capital Account balance shall be:

(a)	reduced for any items described in Treasury Regulations Section 1.704- 1(b)(2)(ii)(d)(4), (5), and (6); and

(b)	increased for any amount such Member is obligated to contribute or is treated as being obligated to contribute to the Company pursuant to Treasury Regulations Section 1.704-1(b)(2)(ii)(c) (relating to partner liabilities to a partnership) or 1.704-2(g)(1) and 1.704-2(i) (relating to minimum gain).

“Admission Date” has the meaning set forth in Section 10.06.

“Affiliate” (and, with a correlative meaning, “Affiliated”) means, with respect to a specified Person, each other Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified. As used in this definition and the definition of Majority Member, “control” (including with correlative meanings, “controlled by” and “under common control with”) means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of voting securities or by contract or other agreement).

“Agreement” has the meaning set forth in the preamble to this Agreement.

“Amended and Restated LLC Agreement” has the meaning set forth in the recitals to this Agreement.

“Annual Tax Distribution” means, with respect to each Member for a Taxable Year or other Fiscal Period, an amount equal to the product of (x) the aggregate amount of net taxable income and gain for U.S. federal income tax purposes of the Company that is allocated to such Member under Section 5.05 arising from its ownership of an interest in the Company for such Taxable Year or other Fiscal Period (determined by taking into account any adjustments and allocations under Section 743(b) of the Code but excluding any adjustments and allocations under Section 704(c) of the Code other than adjustments and allocations relating to Section 704(c) layers (including forward Section 704(c) layers and reverse Section 704(c) layers, as such terms are used in Proposed Treasury Regulation Section 1.704-3(a)(6)(i) published on January 16, 2014) created on or before December 31, 2016) and (y) the Applicable Tax Rate; provided, however, in the case of the Corporation, such Annual Tax Distribution for a Taxable Year or other Fiscal Period shall in no event be less than an amount that will enable the Corporation to (i) timely satisfy all of its U.S. federal, state and local and non-U.S. tax liabilities and (ii) timely meet its obligations pursuant to the Tax Receivable Agreement for such Taxable Year or other Fiscal Period.

“Applicable Tax Rate” means a rate as determined by the Tax Matters Partner or Partnership Representative (as applicable) in good faith equal to the sum of the highest stated combined federal, state and local income tax rate applicable to a corporation doing business in New York, New York (giving effect to the deductibility of state and local income taxes for federal income tax purposes) as of the date of determination.

“Appraisers” has the meaning set forth in Section 15.02.

“Assignee” means a Person to whom a Company Interest has been transferred but who has not become a Member pursuant to Article XII.

“Average VWAP” per share of Class A Common Stock over a certain period shall mean the arithmetic average of the VWAP per share of Class A Common Stock for each Trading Day in such period.

“Base Rate” means, on any date, a variable rate per annum equal to the rate of interest most recently published by The Wall Street Journal as the “prime rate” at large U.S. money center banks.

“BH SubCo” has the meaning set forth in the recitals to this Agreement.

“BHGE” means, collectively, (a) Baker Hughes Oilfield Operations LLC, a California limited liability company, (b) Baker Hughes International Holdings LLC, a Delaware limited liability company, and (c) each of their Affiliates that is or becomes a Member hereunder.

“BHOO” has the meaning set forth in the recitals to this Agreement.

“Black-Out Period” means any “black-out” or similar period under the Corporation’s policies covering trading in the Corporation’s securities to which the applicable Redeemed Member is subject, which period restricts the ability of such Redeemed Member to immediately resell shares of Class A Common Stock to be delivered to such Redeemed Member in connection with a Share Settlement.

“Book Value” means, with respect to any Company property, the Company’s adjusted basis for U.S. federal income tax purposes, adjusted from time to time to reflect the adjustments required or permitted by Treasury Regulations Section 1.704-1(b)(2)(iv)(d)-(g).

“Business Day” means any day other than a Saturday or a Sunday or a day on which banks located in Houston, Texas or New York City, New York generally are authorized or required by Law to close.

“Capital Account” means the capital account maintained for a Member in accordance with Section 5.01.

“Capital Contribution” means, with respect to any Member, the amount of any cash, cash equivalents, promissory obligations or the Fair Market Value of other property that such Member contributes (or is deemed to contribute) to the Company pursuant to Article III hereof.

“Cash Settlement” means immediately available funds in U.S. dollars in an amount equal to the product of (a) the Share Settlement and (b) the Common Unit Redemption Price.

“Certificate” has the meaning set forth in the recitals to this Agreement.

“Change of Control Redemption Date” has the meaning set forth in Section 11.01(g).

“Change of Control Transaction” means (a) a sale of all or substantially all of the Company’s assets determined on a consolidated basis, (b) a sale of a majority of the Company’s outstanding Units (other than (i) to the Corporation or (ii) in connection with a Redemption or Direct Exchange in accordance with Article XI) or (c) a sale of a majority of the outstanding voting securities of any Material Subsidiary of the Company; in any such case, whether by merger, recapitalization, consolidation, reorganization, combination or otherwise; provided, however, that none of the following shall constitute a Change of Control Transaction: (w) a transaction solely between the Company or any of its Subsidiaries, on the one hand, and the Company or any of its Subsidiaries, on the other hand, (x) a transaction solely for the purpose of changing the jurisdiction of domicile of the Company or any of its Subsidiaries, (y) a transaction solely for the purpose of changing the form of entity of the Company or any of its Subsidiaries, or (z) a sale of a majority of the outstanding shares of Class A Common Stock, whether by merger, recapitalization, consolidation, reorganization, combination or otherwise.

“Class A Common Stock” has the meaning set forth in the recitals to this Agreement.

“Class B Common Stock” means the Class B Common Stock, par value $0.001 per share, of the Corporation.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Common Stock” means all classes and series of common stock of the Corporation, including the Class A Common Stock and the Class B Common Stock.

“Common Unit” means a Unit representing a fractional part of the Company Interests of the Members and having the rights and obligations specified with respect to the Common Units in this Agreement.

“Common Unit Purchase” has the meaning set forth in Section 3.03(c).

“Common Unit Redemption Price” means the Average VWAP for the five (5) consecutive full Trading Days ending on and including the last full Trading Day immediately prior to the Redemption Notice Date, subject to appropriate and equitable adjustment for any stock splits, reverse splits, stock dividends or similar events affecting the Class A Common Stock. If the Class A Common Stock no longer trades on a securities exchange or automated or electronic quotation system, then the Common Unit Redemption Price shall be the fair market value of one share of Class A Common Stock, as determined by a majority of the Independent Directors in good faith, that would be obtained in an arms-length transaction between an informed and willing buyer and an informed and willing seller, with neither party having any compulsion to buy or sell, and without regard to the particular circumstances of the buyer or seller.

“Company” has the meaning set forth in the preamble to this Agreement.

“Company Interest” means the interest of a Member in Profits, Losses and Distributions.

“Company Minimum Gain” means “partnership minimum gain” determined pursuant to Treasury Regulations Section 1.704-2(d).

“Confidential Information” has the meaning set forth in Section 16.01(b).

“Contribution Agreement” has the meaning set forth in the recitals to this Agreement .

“Corporate Board” means the Board of Directors of the Corporation.

“Corporation” has the meaning set forth in the recitals to this Agreement, together with its successors and assigns.

“Credit Agreement” means that certain Revolving Credit and Guaranty Agreement, dated as of May 30, 2017, by and among the Company, as borrower, and JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto, as may be amended, restated, supplemented or otherwise modified from time to time and including any one or more refinancings or replacements thereof, in whole or in part, with any other debt facility or debt obligation.

“CSL” means Allied Completions Holdings, LLC, a Delaware limited liability company, and each of its Affiliates that is or becomes a Member hereunder.

“Delaware Act” means the Delaware Limited Liability Company Act, 6 Del.L. § 18-101, et seq., as it may be amended from time to time, and any successor thereto.

“Direct Exchange” has the meaning set forth in Section 11.03(a).

“Discount” has the meaning set forth in Section 6.06.

“Distributable Cash” shall mean, as of any relevant date on which a determination is being made by the Manager regarding a potential distribution pursuant to Section 4.01(a), the amount of cash that could be distributed by the Company for such purposes in accordance with the Credit Agreement (and without otherwise violating any applicable provisions of the Credit Agreement).

“Distribution” (and, with a correlative meaning, “Distribute”) means each distribution made by the Company to a Member with respect to such Member’s Units, whether in cash, property or securities of the Company and whether by liquidating distribution or otherwise; provided, however, that none of the following shall be a Distribution: (a) any recapitalization that does not result in the distribution of cash or property to Members or any exchange of securities of the Company, and any subdivision (by Unit split or otherwise) or any combination (by reverse Unit split or otherwise) of any outstanding Units, (b) any other payment made by the Company to a Member in redemption of all or a portion of such Member’s Units or (c) any amounts payable pursuant to Section 6.06.

“Effective Time” has the meaning set forth in Section 17.15.

“Equity Plan” means any stock or equity purchase plan, restricted stock or equity plan or other similar equity compensation plan now or hereafter adopted by the Company or the Corporation.

“Equity Securities” means (a) with respect to the Company or any of its Subsidiaries, (i) Units or other equity interests in the Company or any Subsidiary of the Company (including other classes or groups thereof having such relative rights, powers and duties as may from time to time be established by the Manager pursuant to the provisions of this Agreement, including rights, powers and/or duties senior to existing classes and groups of Units and other equity interests in the Company or any Subsidiary of the Company), (ii) obligations, evidences of indebtedness or other securities or interests convertible or exchangeable into Units or other equity interests in the Company or any Subsidiary of the Company, and (iii) warrants, options or other rights to purchase or otherwise acquire Units or other equity interests in the Company or any Subsidiary of the Company and (b) with respect to the Corporation, any and all shares, interests, participation or other equivalents (however designated) of corporate stock, including all common stock and preferred stock, or warrants, options or other rights to acquire any of the foregoing, including any debt instrument convertible or exchangeable into any of the foregoing.

“Estimated Tax Allowance Amount” means with respect to any Member, for any Estimated Tax Period (i) the product of such Member’s share of the estimated net taxable income and gain for U.S. federal income tax purposes of the Company that is allocable to such Member under Section 5.05 arising from its ownership of an interest in the Company for such Estimated Tax Period (determined by taking into account any adjustments and allocations under Section 743(b) of the Code but excluding any adjustments and allocations under Section 704(c) of the Code other than adjustments and allocations relating to Section 704(c) layers (including forward Section 704(c) layers and reverse Section 704(c) layers, as such terms are used in Proposed Treasury Regulation Section 1.704-3(a)(6)(i) published on January 16, 2014) created on or before December 31, 2016) and the Applicable Tax Rate minus (ii) the sum of all prior distributions made pursuant to Section 4.01 to such Member with respect to such Taxable Year or other Fiscal Period, all as determined by the Tax Matters Partner or Partnership Representative (as applicable) in its good faith discretion; provided, however, in the case of the Corporation, such Estimated Tax Allowance Amount for any Estimated Tax Period shall in no event be less than an amount that will enable the Corporation to (i) timely satisfy all of its U.S. federal, state and local and non-U.S. tax liabilities and (ii) timely meet its obligations pursuant to the Tax Receivable Agreement for such Estimated Tax Period.

“Estimated Tax Period” means a calendar period commencing on January 1 of each year, and ending on March 31, May 31, August 31, and December 31 of such year.

“Event of Withdrawal” means the expulsion, bankruptcy or dissolution of a Member or the occurrence of any other event that terminates the continued membership of a Member in the Company. “Event of Withdrawal” shall not include an event that does not terminate the existence of such Member under applicable state law (or, in the case of a trust that is a Member, does not terminate the trusteeship of the fiduciaries under such trust with respect to all the Company Interests of such trust that is a Member).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Election Notice” has the meaning set forth in Section 11.03(b).

“Existing Members” has the meaning set forth in the recitals to this Agreement.

“Fair Market Value” means, with respect to any asset, its fair market value determined according to Article XV.

“Fiscal Period” means any interim accounting period within a Taxable Year established by the Company and which is permitted or required by Section 706 of the Code.

“Fiscal Year” means the Company’s annual accounting period established pursuant to Section 8.02.

“Governmental Entity” means (a) the United States of America, (b) any other sovereign nation, (c) any state, province, district, territory or other political subdivision of (a) or (b) of this definition, including any county, municipal or other local subdivision of the foregoing, or (d) any entity exercising executive, legislative, judicial, regulatory or administrative functions of government on behalf of (a), (b) or (c) of this definition.

“GS” means WSEP Bromius II, LLC, a Delaware limited liability company, and each of its Affiliates that is or becomes a Member hereunder.

“Indemnified Person” has the meaning set forth in Section 7.04(a).

“Independent Directors” means the members of the Corporate Board who are “independent” under the standards set forth in Rule 10A-3 promulgated under the Exchange Act and the corresponding rules of the NYSE or such other principal United States securities exchange on which the Class A Common Stock is traded or quoted.

“Initial BHGE Members” has the meaning set forth in the recitals to this Agreement.

“Initial Investor JV Member” has the meaning set forth in the recitals to this Agreement.

“Initial LLC Agreement” has the meaning set forth in the recitals to this Agreement.

“Initial Members” has the meaning set forth in the recitals to this Agreement.

“International Trade Laws” has the meaning set forth in Section 16.04(a).

“Investment Company Act” means the U.S. Investment Company Act of 1940, as amended.

“IPO” has the meaning set forth in the recitals to this Agreement.

“Joinder” means a joinder to this Agreement, in form and substance substantially similar to Exhibit A to this Agreement.

“Law” means all laws, statutes, ordinances, rules and regulations of the United States, any foreign country and each state, commonwealth, province, city, county, municipality, regulatory body, agency or other political subdivision thereof.

“LLC Employee” means an employee of, or other service provider to, the Company or any Subsidiary, in each case acting in such capacity.

“Losses” means items of Company loss or deduction determined according to Section 5.01(b).

“Majority Members” means the Members (which may include the Manager) holding a majority of the Units then outstanding; provided that, if as of any date of determination, a majority of the Units are then held by the Manager or any Affiliates controlled by the Manager, then “Majority Members” shall mean the Manager together with Members holding a majority of the Units (excluding Units held by the Manager and its controlled Affiliates) then outstanding.

“Management Holdings” has the meaning set forth in the recitals to this Agreement.

“Management Members” has the meaning set forth in the recitals to this Agreement.

“Management Reorganization” has the meaning set forth in the recitals to this Agreement.

“Manager” has the meaning set forth in Section 6.01.

“Manager Change of Control” shall be deemed to have occurred if or upon:

(a)	both the stockholders of the Corporation and the Corporate Board approve, in accordance with the Corporation’s certificate of incorporation and applicable law, the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the Corporation’s assets (determined on a consolidated basis), including a sale of all of the equity interests in the Company, to any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act), other than to any directly or indirectly wholly owned subsidiary of the Corporation, and such sale, lease or transfer is consummated;

(b)	both the stockholders of the Corporation and the Corporate Board approve, in accordance with the Corporation’s certificate of incorporation and applicable law, a merger or consolidation of the Corporation with any other Person, other than a merger or consolidation which would result in the Voting Securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 50.01% of the total voting power represented by the Voting Securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation, and such merger or consolidation is consummated; or

(c)

the acquisition, directly or indirectly, by any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act) (other than (a) a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation, or (b) a corporation or other entity owned, directly or indirectly, by all of the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation) of beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of at least 50.01% of the aggregate voting power of the Voting Securities of the Corporation; provided, that the Corporate Board recommends or otherwise approves or determines that such acquisition is in the best interests of the Corporation and its stockholders.

“Market Price” means, with respect to a share of Class A Common Stock as of a specified date, the last sale price per share of Class A Common Stock, regular way, or if no such sale took place on such day, the average of the closing bid and asked prices per share of Class A Common Stock, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if the Class A Common Stock is not listed or admitted to trading on the NYSE, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Class A Common Stock is listed or admitted to trading or, if the Class A Common Stock is not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotation system that may then be in use or, if the Class A Common Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Class A Common Stock selected by the Corporate Board or, in the event that no trading price is available for the shares of Class A Common Stock, the fair market value of a share of Class A Common Stock, as determined in good faith by the Corporate Board.

“Material Subsidiary” means any direct or indirect Subsidiary of the Company that, as of any date of determination, represents more than (a) 50% of the consolidated net tangible assets of the Company or (b) 50% of the consolidated net income of the Company before interest, taxes, depreciation and amortization (calculated in a manner substantially consistent with the definition of “Consolidated Net Income” and “EBITDA” or similar definition(s) appearing in the Credit Agreement, including such additional adjustments that are permitted to be made to such measure as described in “EBITDA” or a similar definition appearing in the Credit Agreement).

“Member” means, as of any date of determination, (a) each of the members named on the Schedule of Members and (b) any Person admitted to the Company as a Substituted Member or Additional Member in accordance with Article XII, but in each case only so long as such Person is shown on the Company’s books and records as the owner of one or more Units.

“Member Minimum Gain” means “partner nonrecourse debt minimum gain” as defined in Treasury Regulations Section 1.704-2(i)(3).

“Net Loss” means, with respect to a Fiscal Year, the excess if any, of Losses for such Fiscal Year over Profits for such Fiscal Year (excluding Profits and Losses specially allocated pursuant to Section 5.03 and Section 5.04).

“Net Profit” means, with respect to a Fiscal Year, the excess if any, of Profits for such Fiscal Year over Losses for such Fiscal Year (excluding Profits and Losses specially allocated pursuant to Section 5.03 and Section 5.04).

“NYSE” means the New York Stock Exchange.

“Officer” has the meaning set forth in Section 6.01(b).

“Optionee” means a Person to whom a stock option is granted under any Stock Option Plan.

“Original Class A Interests” has the meaning set forth in the recitals to this Agreement.

“Original Class B Interests” has the meaning set forth in the recitals to this Agreement.

“Original Interests” has the meaning set forth in the recitals to this Agreement.

“Other Agreements” has the meaning set forth in Section 10.04.

“Other Business” has the meaning given to such term in Section 7.01(d)(ii).

“Partnership Representative” has the meaning set forth in Section 9.03(b).

“Percentage Interest” means, with respect to a Member at a particular time, such Member’s percentage interest in the Company determined by dividing such Member’s Units by the total Units of all Members at such time. The Percentage Interest of each member shall be calculated to the 4th decimal place.

“Permitted Transfer” has the meaning set forth in Section 10.02.

“Person” means an individual or any corporation, partnership, limited liability company, trust, unincorporated organization, association, joint venture or any other organization or entity, whether or not a legal entity.

“Pro rata,” “proportional,” “in proportion to,” and other similar terms, means, with respect to the holder of Units, pro rata based upon the number of such Units held by such holder as compared to the total number of Units outstanding.

“Profits” means items of Company income and gain determined according to Section 5.01(b).

“Recapitalization” has the meaning set forth in Section 3.03(a).

“Reclassification Event” means any of the following: (i) any reclassification or recapitalization of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination or any transaction subject to Section 3.04), (ii) any merger, consolidation or other combination involving the Corporation or (iii) any sale, conveyance, lease, or other disposal of all or substantially all the properties and assets of the Corporation to any other Person, in each of clauses (i), (ii) or (iii), as a result of which holders of Common Stock shall be entitled to receive cash, securities or other property for their shares of Common Stock.

“Redeemed Units” has the meaning set forth in Section 11.01(a).

“Redeemed Member” has the meaning set forth in Section 11.01(a).

“Redemption” has the meaning set forth in Section 11.01(a).

“Redemption Date” has the meaning set forth in Section 11.01(a).

“Redemption Notice” has the meaning set forth in Section 11.01(a).

“Redemption Notice Date” has the meaning set forth in Section 11.01(a).

“Redemption Right” has the meaning set forth in Section 11.01(a).

“Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of the date hereof, by and among the Corporation, the Initial BHGE Members, [the Initial Investor JV Member] and the other parties named therein (together with any joinder thereto from time to time by any successor or assign to any party to such Agreement).

“Related Person” has the meaning set forth in Section 7.01(c).

“Relative” means, with respect to any natural person: (a) such natural person’s spouse; (b) any lineal descendant, parent, grandparent, great grandparent or sibling or any lineal descendant of such sibling (in each case whether by blood or legal adoption); and (c) the spouse of a natural person described in clause (b) of this definition.

“Retraction Notice” has the meaning set forth in Section 11.01(b).

“Revised Partnership Audit Provisions” shall mean Section 1101 of Title XI (Revenue Provisions Related to Tax Compliance) of the Bipartisan Budget Act of 2015, H.R. 1314, Public Law Number 114-74.

“Schedule of Members” has the meaning set forth in Section 3.01(b).

“SEC” means the U.S. Securities and Exchange Commission, including any governmental body or agency succeeding to the functions thereof.

“Second Amended and Restated LLC Agreement” has the meaning set forth in the recitals to this Agreement.

“Section 13(r)” has the meaning set forth in Section 16.04(b).

“Securities Act” means the U.S. Securities Act of 1933, as amended, and applicable rules and regulations thereunder, and any successor to such statute, rules or regulations. Any reference herein to a specific section, rule or regulation of the Securities Act shall be deemed to include any corresponding provisions of future Law.

“Settlement Method Notice” has the meaning set forth in Section 11.01(b).

“Share Settlement” means a number of shares of Class A Common Stock equal to the number of Redeemed Units.

“Shareholders Agreement” means that certain Shareholders’ Agreement, dated as of the date hereof, by and among the Corporation and the Initial Members, as may be amended, restated, supplemented or otherwise modified from time to time.

“Sponsor Person” has the meaning set forth in Section 7.04(d).

“Sponsors” has the meaning set forth in Section 16.01(a).

“Stock Option Plan” means any stock option plan now or hereafter adopted by the Company or by the Corporation.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or business entity of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (b) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of the voting interests thereof are at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, references to a “Subsidiary” of the Company shall be given effect only at such times that the Company has one or more Subsidiaries, and, unless otherwise indicated, the term “Subsidiary” refers to a Subsidiary of the Company.

“Substituted Member” means a Person that is admitted as a Member to the Company pursuant to Section 12.01.

“Tax Matters Partner” has the meaning set forth in Section 9.03(a).

“Tax Receivable Agreement” means that certain Tax Receivable Agreement, dated as the date hereof, by and among the Corporation and the other parties thereto (together with any joinder thereto from time to time by any successor or assign to any party to such Tax Receivable Agreement).

“Taxable Year” means the Company’s accounting period for U.S. federal income tax purposes determined pursuant to Section 9.02.

“Trading Day” means a day on which the NYSE or such other principal United States securities exchange on which the Class A Common Stock is listed or admitted to trading is open for the transaction of business (unless such trading shall have been suspended for the entire day).

“Transfer” (and, with a correlative meaning, “Transferring”) means any sale, transfer, assignment, pledge, encumbrance or other disposition of (whether directly or indirectly, whether with or without consideration and whether voluntarily or involuntarily or by operation of Law) (a) any interest (legal or beneficial) in any Equity Securities of the Company or (b) any equity or other interest (legal or beneficial) in any Member if substantially all of the assets of such Member consist solely of Units.

“Treasury Regulations” means the regulations promulgated under the Code and any corresponding provisions of succeeding regulations.

“Unit” means a Company Interest of a Member or a permitted Assignee in the Company representing a fractional part of the Company Interests of all Members and Assignees as may be established by the Manager from time to time in accordance with Section 3.02; provided, however, that any class or group of Units issued shall have the relative rights, powers and duties set forth in this Agreement, and the Company Interest represented by such class or group of Units shall be determined in accordance with such relative rights, powers and duties.

“Unvested Corporate Shares” means shares of Class A Common Stock issued pursuant to an Equity Plan that are not vested pursuant to the terms thereof or any award or similar agreement relating thereto.

“Value” means (a) for any Stock Option Plan, the Market Price for the trading day immediately preceding the date of exercise of a stock option under such Stock Option Plan and (b) for any Equity Plan other than a Stock Option Plan, the Market Price for the trading day immediately preceding the Vesting Date.

“Vesting Date” has the meaning set forth in Section 3.10(c).

“Voting Securities” means any Equity Securities of the Corporation that are entitled to vote generally in matters submitted for a vote of the Corporation’s stockholders or generally in the election of the Corporate Board.

“VWAP” per share of Class A Common Stock on any Trading Day shall mean the per share of Class A Common Stock volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “[BJS]” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the closing price of one share of Class A Common Stock on such Trading Day as reported on the website of the NYSE or such other national securities exchange upon which the shares of Class A Common Stock are listed). If the VWAP cannot be calculated for shares of Class A Common Stock on a particular date on any of the foregoing bases, the VWAP of the shares of Class A Common Stock on such date shall be the fair market value as determined in good faith by the Company in a commercially reasonable manner.

ARTICLE II.

ORGANIZATIONAL MATTERS

Section 2.01 Formation of Company. The Company was formed on February 8, 2016 pursuant to the provisions of the Delaware Act.

Section 2.02 Third Amended and Restated Limited Liability Company Agreement. The Members hereby execute this Agreement for the purpose of continuing the affairs of the Company and the conduct of its business in accordance with the provisions of the Delaware Act. The Members hereby agree that during the term of the Company set forth in Section 2.06 the rights and obligations of the Members with respect to the Company will be determined in accordance with the terms and conditions of this Agreement and the Delaware Act. On any matter upon which this Agreement is silent, the Delaware Act shall control. No provision of this Agreement shall be in violation of the Delaware Act and to the extent any provision of this Agreement is in violation of the Delaware Act, such provision shall be void and of no effect to the extent of such violation without affecting the validity of the other provisions of this Agreement; provided, however, that where the Delaware Act provides that a provision of the Delaware Act shall apply “unless otherwise provided in a limited liability company agreement” or words of similar effect, the provisions of this Agreement shall in each instance control; provided further, that notwithstanding the foregoing, Section 18-210 of the Delaware Act shall not apply or be incorporated into this Agreement.

Section 2.03 Name. The name of the Company shall be “BJ Services, LLC.” The Manager in its sole discretion may change the name of the Company at any time and from time to time. Notification of any such change shall be given to all of the Members and, to the extent practicable, to all of the holders of any Equity Securities then outstanding. The Company’s business may be conducted under its name and/or any other name or names deemed advisable by the Manager.

Section 2.04 Purpose. The primary business and purpose of the Company shall be to engage in such activities as are permitted under the Delaware Act and determined from time to time by the Manager in accordance with the terms and conditions of this Agreement.

Section 2.05 Principal Office; Registered Office. The principal office of the Company shall be at 11211 FM 2920, Tomball, TX 77375, or such other place as the Manager may from time to time designate. The address of the registered office of the Company in the State of Delaware shall be c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, County of New Castle, DE 19801, and the registered agent for service of process on the Company in the State of Delaware at such registered office shall be The Corporation Trust Company. The Manager may from time to time change the Company’s registered agent and registered office in the State of Delaware.

Section 2.06 Term. The term of the Company commenced upon the filing of the Certificate in accordance with the Delaware Act and shall continue in existence until termination and dissolution of the Company in accordance with the provisions of Article XIV.

Section 2.07 No State-Law Partnership. The Members intend that the Company not be a partnership (including a limited partnership) or joint venture, and that no Member be a partner or joint venturer of any other Member by virtue of this Agreement, for any purposes other than as set forth in the last sentence of this Section 2.07, and neither this Agreement nor any other document entered into by the Company or any Member relating to the subject matter hereof shall be construed to suggest otherwise. The Members intend that the Company shall be treated as a partnership for U.S. federal (and applicable state and local) income tax purposes, and that each Member and the Company shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with such treatment.

ARTICLE III.

MEMBERS; UNITS; CAPITALIZATION

Section 3.01 Members.

(a) Each Existing Member previously was admitted as a Member and shall remain a Member of the Company upon the Effective Time. At the Effective Time and concurrently with the Common Unit Purchase, the Corporation shall be admitted to the Company as a Member.

(b) The Company shall maintain a schedule setting forth: (i) the name and address of each Member; (ii) the aggregate number of outstanding Units and the number and class of Units held by each Member; (iii) the aggregate amount of cash Capital Contributions that has been made by the Members with respect to their Units; and (iv) the Fair Market Value of any property other than cash contributed by the Members with respect to their Units (including, if applicable, a description and the amount of any liability assumed by the Company or to which contributed property is subject) (such schedule, the “Schedule of Members”). The applicable Schedule of Members in effect as of the Effective Time (after giving effect to the Recapitalization and the Common Unit Purchase) is set forth as Schedule 1 to this Agreement. The Schedule of Members shall be the definitive record of ownership of each Unit of the Company and all relevant information with respect to each Member. The Company shall be entitled to recognize the exclusive right of a Person registered on its records as the owner of Units for all purposes and shall not be bound to recognize any equitable or other claim to or interest in Units on the part of any other Person, whether or not it shall have express or other notice thereof, except as otherwise provided by the Delaware Act.

(c) No Member shall be required or, except as approved by the Manager pursuant to Section 6.01 and in accordance with the other provisions of this Agreement, permitted to loan any money or property to the Company or borrow any money or property from the Company.

Section 3.02 Units. Interests in the Company shall be represented by Units, or such other securities of the Company, in each case as the Manager may establish in its discretion in accordance with the terms and subject to the restrictions hereof. Immediately after the Effective Time, the Units will be comprised of a single class of Common Units. To the extent required pursuant to Section 3.04(a), the Manager may create one or more classes or series of Common Units or preferred Units solely to the extent they are in the aggregate substantially equivalent to a class of common stock of the Corporation or class or series of preferred stock of the Corporation.

Section 3.03 Recapitalization; the Corporation’s Capital Contribution; the Corporation’s Purchase of Common Units.

(a) Recapitalization. The aggregate number of [ • ] Original Class A Interests and the aggregate number of [ • ] Original Class B Interests that, in each case, were issued and outstanding and held by the Existing Members immediately prior to the execution and effectiveness of this Agreement are hereby converted into the number of Common Units set forth next to each Existing Member’s name on Schedule 1, which are hereby issued and outstanding as of the Effective Time (collectively, the “Recapitalization”).

(b) The Corporation’s Common Unit Purchase. Following the Recapitalization, immediately upon the Effective Time, the Corporation contributed to the Company cash in the aggregate amount of $[ ● ] in exchange for [ ● ] Common Units (the “Common Unit Purchase”). The parties hereto acknowledge and agree that the Common Unit Purchase will result in a “revaluation of partnership property” and corresponding adjustments to Capital Account balances as described in Section 1.704-1(b)(2)(iv)(f) of the Treasury Regulations.

Section 3.04 Authorization and Issuance of Additional Units.

(a) The Company shall, to the fullest extent permitted by law, undertake all actions, including, without limitation, a reclassification, dividend, division or recapitalization, with respect to the Equity Securities of the Company necessary to maintain at all times (i) a one-to-one ratio between the number of Common Units owned by the Corporation and the number of outstanding shares of Class A Common Stock and (ii) a one-to-one ratio between the number of Common Units owned by all Permitted Class B Owners (as defined in the Corporation’s certificate of incorporation) and the number of outstanding shares of Class B Common Stock owned by all Permitted Class B Owners. In addition to and without limiting the foregoing, if at any time the Corporation issues a share of its Class A Common Stock or any other Equity Security of the Corporation, (i) the Company shall issue to the Corporation one Common Unit (if the Corporation issues a share of Class A Common Stock), or such other Equity Security of the Company (if the Corporation issues Equity Securities other than Class A Common Stock) corresponding to the Equity Securities issued by the Corporation, and with substantially the same rights to dividends and distributions (including distributions upon liquidation) and other economic rights as those of such Equity Securities of the Corporation and (ii) the net proceeds received by the Corporation with respect to the corresponding share of Class A Common Stock or other Equity Security, if any, shall be concurrently contributed by the Corporation to the Company as a Capital Contribution; provided, that if the Corporation issues any shares of Class A Common Stock in order to directly purchase from another Member (other than the Corporation) a number of Common Units pursuant to Section 11.03(a) (and a corresponding number of shares of Class B Common Stock), then the Company shall not issue any new Common Units in connection therewith and the Corporation shall not be required to Transfer such net proceeds to the Company (it being understood that such net proceeds shall instead be transferred to such other Member as consideration for such purchase). Notwithstanding the foregoing, this Section 3.04(a) shall not apply to (i) (A) the issuance and distribution to holders of shares of Class A Common Stock of rights to purchase Equity Securities of the Corporation under a “poison pill” or similar shareholders rights plan or (B) the issuance under the Corporation’s Equity Plans or Stock Option Plans of any warrants, options, other rights to acquire Equity Securities of the Corporation or rights or property that may be converted into or settled in Equity Securities of the Corporation, but shall in each of the foregoing cases apply to the issuance of Equity Securities of the Corporation in connection with the exercise or settlement of such rights, warrants, options or other rights or property, (ii) the issuance of Equity Securities pursuant to any Equity Plan (other than a Stock Option Plan) that are restricted, subject to forfeiture or otherwise unvested upon issuance, but shall apply on the applicable Vesting Date with respect to such Equity Securities, (iii) treasury stock of the Corporation or (iv) preferred stock or other debt or equity securities (including without limitation warrants, options and rights) issued by the Corporation that are convertible or exercisable or exchangeable for Class A Common Stock (except to the extent such securities have been converted, exercised or exchanged for Class A Common Stock and the net proceeds from such other securities, including without limitation any exercise or purchase price payable upon conversion, exercise or exchange thereof, has been contributed by the Corporation to the equity capital of the Company). Except pursuant to Article XI, (x) the Company may not issue any additional Common Units to the Corporation or any of its Subsidiaries unless substantially simultaneously the Corporation or such Subsidiary issues or sells an equal number of shares of the Corporation’s Class A Common Stock to another Person, and (y) the Company may not issue any other Equity Securities of the Company to the Corporation or any of its Subsidiaries unless substantially simultaneously the Corporation or such Subsidiary issues or sells, to another Person, an equal number of shares of a new class or series of Equity Securities of the Corporation or such Subsidiary with substantially the same rights to dividends and distributions (including distributions upon liquidation) and other economic rights as those of such Equity Securities of the Company.

(b) The Company shall only be permitted to issue additional Units or other Equity Securities in the Company to the Persons and on the terms and conditions provided for in Section 3.02, this Section 3.04 and Section 3.11. Subject to the foregoing, the Manager may cause the Company to issue additional Common Units authorized under this Agreement at such times and upon such terms as the Manager shall determine and the Manager shall amend this Agreement as necessary in connection with the issuance of additional Common Units and the admission of additional Members under this Section 3.04 without the requirement of any consent or acknowledgement of any other Member.

(c) The Company shall not in any manner effect any subdivision (by equity split, equity distribution, reclassification, recapitalization or otherwise) or combination (by reverse equity split, reclassification, recapitalization or otherwise) of the outstanding Common Units unless accompanied by an identical subdivision or combination, as applicable, of the outstanding Common Stock, with corresponding changes made with respect to any other exchangeable or convertible securities. The Corporation shall not in any manner effect any subdivision (by stock split, stock dividend, reclassification, recapitalization or otherwise) or combination (by reverse stock split, reclassification, recapitalization or otherwise) of the outstanding Common Stock unless accompanied by an identical subdivision or combination, as applicable, of the outstanding Common Units, with corresponding changes made with respect to any other exchangeable or convertible securities. The Company shall not in any manner effect any subdivision (by equity split, equity distribution, reclassification, recapitalization or otherwise) or combination (by reverse equity split, reclassification, recapitalization or otherwise) of any outstanding Equity Securities of the Company (other than the Common Units) unless accompanied by an identical subdivision or combination, as applicable, of the corresponding Equity Securities of the Corporation, with corresponding changes made with respect to any other exchangeable or convertible securities. The Corporation shall not in any manner effect any subdivision (by stock split, stock dividend, reclassification, recapitalization or otherwise) or combination (by reverse stock split, reclassification, recapitalization or otherwise) of any outstanding Equity Securities of the Corporation (other than the Common Stock) unless accompanied by an identical subdivision or combination, as applicable, of the corresponding Equity Securities of the Company, with corresponding changes made with respect to any other exchangeable or convertible securities.

(d) Notwithstanding any other provision of this Agreement, if the Corporation receives tax distributions required to be made pursuant to Section 4.01(b) in an amount in excess of the amount that will enable the Corporation to meet its U.S. federal, state and local and non-U.S. tax liabilities and timely meet its obligations pursuant to the Tax Receivable Agreement or holds any other excess cash amount, the Corporation may, in its sole discretion, contribute such excess cash amount to the Company in exchange for a number of Units or other Equity Securities of the Company determined in its sole discretion, and distribute to the holders of Class A Common Stock shares of Class A Common Stock (if the Company issues Units to the Corporation) or such other Equity Security of the Corporation (if the Company issues Equity Securities of the Company other than Units) corresponding to the Equity Securities issued by the Company and with substantially the same rights to dividends and distributions (including distributions upon liquidation) and other economic rights as those of such Equity Securities of the Company issued.

Section 3.05 Repurchases or Redemptions. The Corporation or any of its Subsidiaries may not redeem, repurchase or otherwise acquire (i) any shares of Class A Common Stock unless substantially simultaneously the Company redeems, repurchases or otherwise acquires from the Corporation an equal number of Common Units for the same price per security or (ii) any other Equity Securities of the Corporation unless substantially simultaneously the Company redeems, repurchases or otherwise acquires from the Corporation an equal number of Equity Securities of the Company of a corresponding class or series with substantially the same rights to dividends and distributions (including distributions upon liquidation) and other economic rights as those of such Equity Securities of the Corporation for the same price per security. The Company may not redeem, repurchase or otherwise acquire (A) any Common Units from the Corporation or any of its Subsidiaries unless substantially simultaneously the Corporation or such Subsidiary redeems, repurchases or otherwise acquires an equal number of shares of Class A Common Stock for the same price per security from holders thereof, or (B) any other Equity Securities of the Company from the Corporation or any of its Subsidiaries unless substantially simultaneously the Corporation or such Subsidiary redeems, repurchases or otherwise acquires for the same price per security an equal number of Equity Securities of the Corporation of a corresponding class or series with substantially the same rights to dividends and distributions (including distribution upon liquidation) and other economic rights as those of such Equity Securities of the Corporation. Notwithstanding the foregoing, to the extent that any consideration payable by the Corporation in connection with the redemption or repurchase of any shares of Class A Common Stock or other Equity Securities of the Corporation or any of its Subsidiaries consists (in whole or in part) of shares of Class A Common Stock or such other Equity Securities (including, for the avoidance of doubt, in connection with the cashless exercise of an option or warrant), then the redemption or repurchase of the corresponding Common Units or other Equity Securities of the Company shall be effectuated in an equivalent manner.

Section 3.06 Certificates Representing Units; Lost, Stolen or Destroyed Certificates; Registration and Transfer of Units.

(a) Units shall not be certificated unless otherwise determined by the Manager. If the Manager determines that one or more Units shall be certificated, each such certificate shall be signed by or in the name of the Company, by the Chief Executive Officer and any other officer designated by the Manager, representing the number of Units held by such holder. Such certificate shall be in such form (and shall contain such legends) as the Manager may determine. Any or all of such signatures on any certificate representing one or more Units may be a facsimile, engraved or printed, to the extent permitted by applicable Law. The Manager agrees that it shall not elect to treat any Unit as a “security” within the meaning of Article 8 of the Uniform Commercial Code unless thereafter all Units then outstanding are represented by one or more certificates.

(b) If Units are certificated, the Manager may direct that a new certificate representing one or more Units be issued in place of any certificate theretofore issued by the Company alleged to have been lost, stolen or destroyed, upon delivery to the Manager of an affidavit of the owner or owners of such certificate, setting forth such allegation. The Manager may require the owner of such lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Company a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.

(c) Upon surrender to the Company or the transfer agent of the Company, if any, of a certificate for one or more Units, duly endorsed or accompanied by appropriate evidence of succession, assignment or authority to Transfer, in compliance with the provisions hereof, the Company shall issue a new certificate representing one or more Units to the Person entitled thereto, cancel the old certificate and record the transaction upon its books. Subject to the provisions of this Agreement, the Manager may prescribe such additional rules and regulations as it may deem appropriate relating to the issue, Transfer and registration of Units.

Section 3.07 Negative Capital Accounts. No Member shall be required to pay to any other Member or the Company any deficit or negative balance which may exist from time to time in such Member’s Capital Account (including upon and after dissolution of the Company).

Section 3.08 No Withdrawal. No Person shall be entitled to withdraw any part of such Person’s Capital Contribution or Capital Account or to receive any Distribution from the Company, except as expressly provided in this Agreement.

Section 3.09 Loans From Members. Loans by Members to the Company shall not be considered Capital Contributions. Subject to the provisions of Section 3.01(c), the amount of any such advances shall be a debt of the Company to such Member and shall be payable or collectible in accordance with the terms and conditions upon which such advances are made.

Section 3.10 Tax Treatment of Corporate Stock Option Plans and Equity Plans.

(a) Options Granted to Persons other than LLC Employees. If at any time or from time to time, in connection with any Stock Option Plan, a stock option granted over shares of Class A Common Stock to a Person other than an LLC Employee is duly exercised, notwithstanding the amount of the Capital Contribution actually made pursuant to Section 3.04(a), solely for U.S. federal (and applicable state and local) income tax purposes, the Corporation shall be deemed to have contributed to the Company as a Capital Contribution, in lieu of the Capital Contribution actually made and in consideration of additional Common Units, an amount equal to the Value of a share of Class A Common Stock as of the date of such exercise multiplied by the number of shares of Class A Common Stock then being issued by the Corporation in connection with the exercise of such stock option.

(b) Options Granted to LLC Employees. If at any time or from time to time, in connection with any Stock Option Plan, a stock option granted over shares of Class A Common Stock to an LLC Employee is duly exercised, solely for U.S. federal (and applicable state and local) income tax purposes, the following transactions shall be deemed to have occurred:

(i) The Corporation shall sell to the Optionee, and the Optionee shall purchase from the Corporation, for a cash price per share equal to the Value of a share of Class A Common Stock at the time of the exercise, the number of shares of Class A Common Stock equal to the quotient of (x) the exercise price payable by the Optionee in connection with the exercise of such stock option divided by (y) the Value of a share of Class A Common Stock at the time of such exercise.

(ii) The Corporation shall sell to the Company (or if the Optionee is an employee of, or other service provider to, a Subsidiary, the Corporation shall sell to such Subsidiary), and the Company (or such Subsidiary, as applicable) shall purchase from the Corporation, a number of shares of Class A Common Stock equal to the excess of (x) the number of shares of Class A Common Stock as to which such stock option is being exercised over (y) the number of shares of Class A Common Stock sold pursuant to Section 3.10(b)(i) hereof. The purchase price per share of Class A Common Stock for such sale of shares of Class A Common Stock to the Company (or such Subsidiary) shall be the Value of a share of Class A Common Stock as of the date of exercise of such stock option.

(iii) The Company shall transfer to the Optionee (or if the Optionee is an employee of, or other service provider to, a Subsidiary, the Subsidiary shall transfer to the Optionee) at no additional cost to such LLC Employee and as additional compensation to such LLC Employee, the number of shares of Class A Common Stock described in Section 3.10(b)(ii).

(iv) The Corporation shall be deemed to have contributed any amounts received by the Corporation pursuant to Section 3.10(b)(i) and any amount deemed to be received by the Company pursuant to Section 3.10(b)(ii) in connection with the exercise of such stock option.

The transactions described in this Section 3.10(b) are intended to comply with the provisions of Treasury Regulations Section 1.1032-3 and shall be interpreted consistently therewith.

(c) Restricted Stock Granted to LLC Employees. If at any time or from time to time, in connection with any Equity Plan (other than a Stock Option Plan), any shares of Class A Common Stock are issued to an LLC Employee (including any shares of Class A Common Stock that are subject to forfeiture in the event such LLC Employee terminates his or her employment with the Company or any Subsidiary) in consideration for services performed for the Company or any Subsidiary, on the date (such date, the “Vesting Date”) that the Value of such shares is includible in taxable income of such LLC Employee, the following events will be deemed to have occurred solely for U.S. federal (and applicable state and local) income tax purposes: (a) the Corporation shall be deemed to have sold such shares of Class A Common Stock to the Company (or if such LLC Employee is an employee of, or other service provider to, a Subsidiary, to such Subsidiary) for a purchase price equal to the Value of such shares of Class A Common Stock, (b) the Company (or such Subsidiary) shall be deemed to have delivered such shares of Class A Common Stock to such LLC Employee, (c) the Corporation shall be deemed to have contributed the purchase price for such shares of Class A Common Stock to the Company as a Capital Contribution, and (d) in the case where such LLC Employee is an employee of a Subsidiary, the Company shall be deemed to have contributed such amount to the capital of the Subsidiary.

(d) Future Stock Incentive Plans. Nothing in this Agreement shall be construed or applied to preclude or restrain the Corporation from adopting, modifying or terminating stock incentive plans for the benefit of employees, directors or other business associates of the Corporation, the Company or any of their respective Affiliates. The Members acknowledge and agree that, in the event that any such plan is adopted, modified or terminated by the Corporation, amendments to this Section 3.10 may become necessary or advisable and that any approval or consent to any such amendments requested by the Corporation shall be deemed granted by the Manager without the requirement of any further consent or acknowledgement of any other Member.

(e) Anti-dilution adjustments. For all purposes of this Section 3.10, the number of shares of Class A Common Stock and the corresponding number of Common Units shall be determined after giving effect to all anti-dilution or similar adjustments that are applicable, as of the date of exercise or vesting, to the option, warrant, restricted stock or other equity interest that is being exercised or becomes vested under the applicable Stock Option Plan or other Equity Plan and applicable award or grant documentation.

Section 3.11 Dividend Reinvestment Plan, Cash Option Purchase Plan, Stock Incentive Plan or Other Plan. Except as may otherwise be provided in this Article III, all amounts received or deemed received by the Corporation in respect of any dividend reinvestment plan, cash option purchase plan, stock incentive or other stock or subscription plan or agreement, either (a) shall be utilized by the Corporation to effect open market purchases of shares of Class A Common Stock, or (b) if the Corporation elects instead to issue new shares of Class A Common Stock with respect to such amounts, shall be contributed by the Corporation to the Company in exchange for additional Units. Upon such contribution, the Company will issue to the Corporation a number of Units equal to the number of new shares of Class A Common Stock so issued.

ARTICLE IV.

DISTRIBUTIONS

Section 4.01 Distributions.

(a) Distributable Cash; Other Distributions. To the extent permitted by applicable Law and hereunder, Distributions to Members may be declared by the Manager out of Distributable Cash or other funds or property legally available therefor in such amounts and on such terms (including the payment dates of such Distributions) as the Manager shall determine using such record date as the Manager may designate; such Distributions shall be made to the Members as of the close of business on such record date on a pro rata basis in accordance with each Member’s Percentage Interest as of the close of business on such record date; provided, however, that the Manager shall have the obligation to make Distributions as set forth in Sections 4.01(b) and 14.02; and provided further that, notwithstanding any other provision herein to the contrary, no Distributions shall be made to any Member to the extent such Distribution would violate Section 18-607 of the Delaware Act. Promptly following the designation of a record date and the declaration of a Distribution pursuant to this Section 4.01(a), the Manager shall give notice to each Member of the record date, the amount and the terms of the Distribution and the payment date thereof. In furtherance of the foregoing, it is intended that the Manager shall, to the extent permitted by applicable Law and hereunder, have the right in its sole discretion to make Distributions to the Members pursuant to this Section 4.01(a) in such amounts as shall enable the Corporation to pay dividends or to meet its obligations, including its obligations pursuant to the Tax Receivable Agreement (to the extent such obligations are not otherwise able to be satisfied as a result of tax distributions required to be made pursuant to Section 4.01(b) or reimbursements required to be made pursuant to Section 6.06).

(b) Tax Distributions. Notwithstanding the foregoing:

(i) The Company shall, within 15 days following the end of each Estimated Tax Period, distribute on a pro rata basis in accordance with each Member’s Percentage Interest an amount of cash pursuant to this Section 4.01(b)(i) until each Member, including the Corporation, has received an amount at least equal to its Estimated Tax Allowance Amount; provided, however, that to the extent the Manager reasonably determines in good faith that the Company lacks sufficient cash, each Member’s share of such distribution shall be reduced proportionately in accordance with such Member’s Percentage Interest. All distributions made to a Member pursuant to this Section 4.01(b)(i) shall constitute an advance of amounts that otherwise would have been distributed to such Member at a later time pursuant to Section 4.01(a) or Section 14.02(d).

(ii) If a Member’s Annual Tax Distribution amount for a Taxable Year exceeds the sum of the amounts distributed to such Member pursuant to Section 4.01(a) and Section 4.01(b)(i) during such Taxable Year or other Fiscal Period, the Company shall, within 20 days after filing its Internal Revenue Service Form 1065, distribute on a pro rata basis in accordance with each Member’s Percentage Interest an amount of cash pursuant to this Section 4.01(b)(ii) until each Member, including the Corporation, has received an amount at least equal to its Annual Tax Distribution amount; provided, however, that to the extent the Manager reasonably determines in good faith that the Company lacks sufficient cash, each Member’s share of such distribution shall be reduced proportionately in accordance with such Member’s Percentage Interest. If the sum of the amounts distributed to a Member pursuant to Section 4.01(b)(i) during a Taxable Year or other Fiscal Period exceeds such Member’s Annual Tax Distribution amount for such Taxable Year or other Fiscal Period, the Company shall, within 20 days after filing its Internal Revenue Service Form 1065, so notify the applicable Member and shall take such excess into account in computing future distributions pursuant to Section 4.01(b)(i).

(iii) To the extent a Member otherwise would be entitled to receive less than its Percentage Interest of the aggregate tax distributions to be paid pursuant to Section 4.01(b)(i) and Section 4.01(b)(ii) on any given date, the tax distributions to such Member shall be increased to ensure that all Distributions made pursuant to this Section 4.01(b) are made pro rata in accordance with such Member’s Percentage Interest. If, on a date on which a tax distribution is made pursuant to Section 4.01(b)(i) or Section 4.01(b)(ii), there are insufficient funds on hand to distribute to the Members the full amount of the tax distributions to which such Members are otherwise entitled, Distributions pursuant to this Section 4.01(b) shall be made to the Members to the extent of available funds in accordance with their Percentage Interests and the Company shall make future tax distributions as soon as funds become available sufficient to pay the remaining portion of the tax distributions to which such Members are otherwise entitled.

(iv) In the event of any audit by, or similar event with, a taxing authority that affects the calculation of any Member’s Annual Tax Distribution for any Taxable Year, or in the event the Company files an amended tax return, each Member’s Annual Tax Distribution with respect to such Taxable Year shall be recalculated by giving effect to such event (for the avoidance of doubt, taking into account interest or penalties), and the principles of Section 4.01(b)(ii) shall be applied to such recalculated Annual Tax Distribution to account for any shortfall or excess in the amounts previously distributed pursuant to Section 4.01(a) and this Section 4.01(b) in the relevant Taxable Years.

(v) Notwithstanding the foregoing, Distributions pursuant to this Section 4.01(b), if any, shall be made to a Member only to the extent all previous Distributions to such Member pursuant to Section 4.01(a) with respect to the Fiscal Year are less than the Distributions such Member otherwise would have been entitled to receive with respect to such Fiscal Year pursuant to this Section 4.01(b).

Section 4.02 Restricted Distributions. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make any Distribution to any Member on account of any Company Interest if such Distribution would violate any applicable Law or the terms of the Credit Agreement.

ARTICLE V.

CAPITAL ACCOUNTS; ALLOCATIONS; TAX MATTERS

Section 5.01 Capital Accounts.

(a) The Company shall maintain a separate Capital Account for each Member according to the rules of Treasury Regulations Section 1.704-1(b)(2)(iv). For this purpose, the Company may (in the discretion of the Manager), upon the occurrence of the events specified in Treasury Regulations Section 1.704-1(b)(2)(iv)(f), increase or decrease the Capital Accounts in accordance with the rules of such Treasury Regulations and Treasury Regulations Section 1.704-1(b)(2)(iv)(g) to reflect a revaluation of Company property. The Capital Account balance of each of the Members as of the date hereof, as adjusted in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(f) and Section 3.03(c) of this Agreement, is its respective “Contribution Closing Capital Account Balance” set forth on the Schedule of Members.

(b) For purposes of computing the amount of any item of Company income, gain, loss or deduction to be allocated pursuant to this Article V and to be reflected in the Capital Accounts of the Members, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for U.S. federal income tax purposes (including any method of depreciation, cost recovery or amortization used for this purpose); provided, however, that:

(i) The computation of all items of income, gain, loss and deduction shall include those items described in Code Section 705(a)(l)(B) or Code Section 705(a)(2)(B) and Treasury Regulations Section 1.704-1(b)(2)(iv)(i), without regard to the fact that such items are not includable in gross income or are not deductible for U.S. federal income tax purposes.

(ii) If the Book Value of any Company property is adjusted pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(e) or (f), the amount of such adjustment shall be taken into account as gain or loss from the disposition of such property.

(iii) Items of income, gain, loss or deduction attributable to the disposition of Company property having a Book Value that differs from its adjusted basis for tax purposes shall be computed by reference to the Book Value of such property.

(iv) Items of depreciation, amortization and other cost recovery deductions with respect to Company property having a Book Value that differs from its adjusted basis for tax purposes shall be computed by reference to the property’s Book Value in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(g).

(v) To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Sections 732(d), 734(b) or 743(b) is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis).

(vi) Items specifically allocated under Section 5.03 shall be excluded from the computation of Profits and Losses.

Section 5.02 Allocations. Except as otherwise provided in Section 5.03 and Section 5.04, Net Profits and Net Losses for any Fiscal Year or Fiscal Period shall be allocated among the Capital Accounts of the Members pro rata in accordance with their respective Percentage Interests.

Section 5.03 Regulatory and Special Allocations.

(a) Losses attributable to partner nonrecourse debt (as defined in Treasury Regulations Section 1.704-2(b)(4)) shall be allocated in the manner required by Treasury Regulations Section 1.704-2(i). If there is a net decrease during a Taxable Year or other Fiscal Period in Member Minimum Gain, Profits for such Taxable Year or other Fiscal Period (and, if necessary, for subsequent Taxable Years or other Fiscal Periods) shall be allocated to the Members in the amounts and of such character as determined according to Treasury Regulations Section 1.704-2(i)(4).

(b) Nonrecourse deductions (as determined according to Treasury Regulations Section 1.704-2(b)(1)) for any Taxable Year or other Fiscal Period shall be allocated pro rata among the Members in accordance with their Percentage Interests. Except as otherwise provided in Section 4.03(a), if there is a net decrease in the Company Minimum Gain during any Taxable Year or other Fiscal Period, each Member shall be allocated Profits for such Taxable Year or other Fiscal Period (and, if necessary, for subsequent Taxable Years or other Fiscal Periods) in the amounts and of such character as determined according to Treasury Regulations Section 1.704-2(f). This Section 5.03(b) is intended to be a minimum gain chargeback provision that complies with the requirements of Treasury Regulations Section 1.704-2(f), and shall be interpreted in a manner consistent therewith.

(c) If any Member that unexpectedly receives an adjustment, allocation or Distribution described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6) has an Adjusted Capital Account Deficit as of the end of any Taxable Year or other Fiscal Period, computed after the application of Sections 5.03(a) and 5.03(b) but before the application of any other provision of this Article V, then Profits for such Taxable Year or other Fiscal Period shall be allocated to such Member in proportion to, and to the extent of, such Adjusted Capital Account Deficit. This Section 5.03(c) is intended to be a qualified income offset provision as described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted in a manner consistent therewith.

(d) If the allocation of Losses to a Member as provided in Section 5.02 would create or increase an Adjusted Capital Account Deficit, there shall be allocated to such Member only that amount of Losses as will not create or increase an Adjusted Capital Account Deficit. The Losses that would, absent the application of the preceding sentence, otherwise be allocated to such Member shall be allocated to the other Members in accordance with their relative Percentage Interests, subject to this Section 5.03(d).

(e) Profits and Losses described in Section 5.01(b)(v) shall be allocated in a manner consistent with the manner that the adjustments to the Capital Accounts are required to be made pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(j) and (m).

(f) The allocations set forth in Section 5.03(a) through and including Section 5.03(d) (the “Regulatory Allocations”) are intended to comply with certain requirements of Sections 1.704-1(b) and 1.704-2 of the Treasury Regulations. The Regulatory Allocations may not be consistent with the manner in which the Members intend to allocate Profit and Loss of the Company or make Distributions. Accordingly, notwithstanding the other provisions of this Article V, but subject to the Regulatory Allocations, income, gain, deduction and loss shall be reallocated among the Members so as to eliminate the effect of the Regulatory Allocations and thereby cause the respective Capital Accounts of the Members to be in the amounts (or as close thereto as possible) they would have been if Profit and Loss (and such other items of income, gain, deduction and loss) had been allocated without reference to the Regulatory Allocations. In general, the Members anticipate that this will be accomplished by specially allocating other Profit and Loss (and such other items of income, gain, deduction and loss) among the Members so that the net amount of the Regulatory Allocations and such special allocations to each such Member is zero. In addition, if in any Taxable Year or other Fiscal Period there is a decrease in Company Minimum Gain, or in Member Minimum Gain, and application of the minimum gain chargeback requirements set forth in Section 5.03(a) or Section 5.03(b) would cause a distortion in the economic arrangement among the Members, the Members may, if they do not expect that the Company will have sufficient other income to correct such distortion, request the Internal Revenue Service to waive either or both of such minimum gain chargeback requirements. If such request is granted, this Agreement shall be applied in such instance as if it did not contain such minimum gain chargeback requirement.

Section 5.04 Final Allocations. Notwithstanding any contrary provision in this Agreement except Section 5.03, the Manager shall make appropriate adjustments to allocations of Profits and Losses to (or, if necessary, allocate items of gross income, gain, loss or deduction of the Company among) the Members upon the liquidation of the Company (within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g)), the transfer of substantially all the Units (whether by sale or exchange or merger) or sale of all or substantially all the assets of the Company, such that, to the maximum extent possible, the Capital Accounts of the Members are proportionate to their Percentage Interests. In each case, such adjustments or allocations shall occur, to the maximum extent possible, in the Fiscal Year of the event requiring such adjustments or allocations.

Section 5.05 Tax Allocations.

(a) The income, gains, losses, deductions and credits of the Company will be allocated, for U.S. federal (and applicable state and local) income tax purposes, among the Members in accordance with the allocation of such income, gains, losses, deductions and credits among the Members for computing their Capital Accounts; provided that if any such allocation is not permitted by the Code or other applicable Law, the Company’s subsequent income, gains, losses, deductions and credits will be allocated among the Members so as to reflect as nearly as possible the allocation set forth herein in computing their Capital Accounts.

(b) Items of Company taxable income, gain, loss and deduction with respect to any property contributed to the capital of the Company shall be allocated among the Members in accordance with Code Section 704(c) so as to take account of any variation between the adjusted basis of such property to the Company for U.S. federal income tax purposes and its Book Value using the “traditional method”, as described in Treasury Regulations Section 1.704-3(b); provided, however, notwithstanding the foregoing, the “remedial allocation method”, as described in Treasury Regulations Section 1.704-3(d) shall be used for such allocations made for any Taxable Year or other Fiscal Period with respect to any Company asset contributed to and owned by the Company prior to the IPO, including, for the avoidance of doubt, property contributions made in connection with the Second Amended and Restated LLC Agreement.

(c) If the Book Value of any Company asset is adjusted pursuant to Section 5.01(b), subsequent allocations of items of taxable income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for U.S. federal income tax purposes and its Book Value in the same manner as under Code Section 704(c) using the “traditional method”, as described in Treasury Regulations Section 1.704-3(b).

(d) Allocations of tax credits, tax credit recapture, and any items related thereto shall be allocated to the Members pro rata as determined by the Manager taking into account the principles of Treasury Regulations Section 1.704-1(b)(4)(ii).

(e) For purposes of determining a Member’s pro rata share of the Company’s “excess nonrecourse liabilities” within the meaning of Treasury Regulations Section 1.752-3(a)(3), each Member’s interest in income and gain shall be in proportion to the Units held by such Member.

(f) Allocations pursuant to this Section 5.05 are solely for purposes of U.S. federal (and applicable state and local) income taxes and shall not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of Profits, Losses, Distributions or other Company items pursuant to any provision of this Agreement.

Section 5.06 Indemnification and Reimbursement for Payments on Behalf of a Member. If the Company is obligated to pay any amount to a Governmental Entity (or otherwise makes a payment to a Governmental Entity) that is specifically attributable to a Member or a Member’s status as such (including federal withholding taxes, state personal property taxes and state unincorporated business taxes, but excluding payments such as professional association fees and the like made voluntarily by the Company on behalf of any Member based upon such Member’s status as an employee of the Company), then such Person shall indemnify the Company in full for the entire amount paid (including interest, penalties and related expenses). The Manager may offset Distributions to which a Person is otherwise entitled under this Agreement against such Person’s obligation to indemnify the Company under this Section 5.06. A Member’s obligation to make contributions to the Company under this Section 5.06 shall survive the termination, dissolution, liquidation and winding up of the Company, and for purposes of this Section 5.06, the Company shall be treated as continuing in existence. The Company may pursue and enforce all rights and remedies it may have against each Member under this Section 5.06, including instituting a lawsuit to collect such contribution with interest calculated at a rate per annum equal to the sum of the Base Rate plus 300 basis points (but not in excess of the highest rate per annum permitted by Law). Each Member hereby agrees to furnish to the Company such information and forms as required or reasonably requested in order to comply with any laws and regulations governing withholding of tax or in order to claim any reduced rate of, or exemption from, withholding to which the Member is legally entitled.

ARTICLE VI.

MANAGEMENT

Section 6.01 Authority of Manager.

(a) Except for situations in which the approval of any Member(s) is specifically required by this Agreement, (i) all management powers over the business and affairs of the Company shall be exclusively vested in the Corporation, as the sole managing member of the Company (the Corporation, in such capacity, the “Manager”) and (ii) the Manager shall conduct, direct and exercise full control over all activities of the Company. The Manager shall be the “manager” of the Company for the purposes of the Delaware Act. Except as otherwise expressly provided for herein and subject to the other provisions of this Agreement, the Members hereby consent to the exercise by the Manager of all such powers and rights conferred on the Members by the Delaware Act with respect to the management and control of the Company. Any vacancies in the position of Manager shall be filled in accordance with Section 6.04. Each of the Existing Members hereby terminates, as of the Effective Time, the “Board” previously established in order to conduct the business of the Company pursuant to the Second Amended and Restated LLC Agreement (as such term was previously defined in the Second Amended and Restated LLC Agreement).

(b) The day-to-day business and operations of the Company shall be overseen and implemented by officers of the Company (each, an “Officer” and collectively, the “Officers”), subject to the limitations imposed by the Manager. An Officer may, but need not, be a Member. Each Officer shall be appointed by the Manager and shall hold office until his or her successor shall be duly designated and shall qualify or until his or her death or until he shall resign or shall have been removed in the manner hereinafter provided. Any one Person may hold more than one office. Subject to the other provisions in this Agreement (including in Section 6.07 below), the salaries or other compensation, if any, of the Officers of the Company shall be fixed from time to time by the Manager. The authority and responsibility of the Officers shall include, but not be limited to, such duties as the Manager may, from time to time, delegate to them and the carrying out of the Company’s business and affairs on a day-to-day basis. The existing Officers of the Company as of the Effective Time shall remain in their respective positions and shall be deemed to have been appointed by the Manager. All Officers shall be, and shall be deemed to be, officers and employees of the Company. An Officer may also perform one or more roles as an officer of the Manager.

(c) Subject to any limitations in the Shareholders Agreement, the Manager shall have the power and authority to effectuate the sale, lease, transfer, exchange or other disposition of any, all or substantially all of the assets of the Company (including the exercise or grant of any conversion, option, privilege or subscription right or any other right available in connection with any assets at any time held by the Company) or the merger, consolidation, reorganization or other combination of the Company with or into another entity.

Section 6.02 Actions of the Manager. The Manager may act through any Officer or through any other Person or Persons to whom authority and duties have been delegated pursuant to Section 6.07.

Section 6.03 Resignation; No Removal. The Manager may resign at any time by giving written notice to the Members. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the Members, and the acceptance of the resignation shall not be necessary to make it effective. For the avoidance of doubt, the Members have no right under this Agreement to remove or replace the Manager.

Section 6.04 Vacancies. Vacancies in the position of Manager occurring for any reason shall be filled by the Corporation (or, if the Corporation has ceased to exist without any successor or assign, then by the holders of a majority in interest of the voting capital stock of the Corporation immediately prior to such cessation). For the avoidance of doubt, the Members (other than the Corporation) have no right under this Agreement to fill any vacancy in the position of Manager.

Section 6.05 Transactions Between Company and Manager. Subject to the terms of the Shareholders Agreement, the Manager may cause the Company to contract and deal with the Manager, or any Affiliate of the Manager, provided such contracts and dealings are on terms comparable to and competitive with those available to the Company from others dealing at arm’s length or are approved by the Members holding a majority of the Units (excluding Units held by the Manager and its controlled Affiliates) then outstanding and otherwise are permitted by any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which the Company is bound, including the Credit Agreement.

Section 6.06 Reimbursement for Expenses. The Manager shall not be compensated for its services as Manager of the Company except as expressly provided in this Agreement. The Members acknowledge and agree that, as of the Effective Time, the Manager’s Class A Common Stock is and will continue to be publicly traded and therefore the Manager will have access to the public capital markets and that such status and the services performed by the Manager will inure to the benefit of the Company and all Members; therefore, the Manager shall be reimbursed by the Company for any reasonable out-of-pocket expenses incurred on behalf of the Company, including all fees, expenses and costs associated with the IPO and all fees, expenses and costs of being a public company (including public reporting obligations, proxy statements, stockholder meetings, stock exchange fees, transfer agent fees, SEC and FINRA filing fees and offering expenses) and maintaining its corporate existence. In the event that (i) shares of Class A Common Stock were sold to underwriters in the initial public offering of the Corporation or are sold to underwriters in any public offering after the Effective Time, in each case, at a price per share that is lower than the price per share for which such shares of Class A Common Stock are sold to the public in such public offering after taking into account underwriters’ discounts or commissions and brokers’ fees or commissions (including, for the avoidance of doubt, any deferred discounts or commissions and brokers’ fees or commissions payable in connection with or as a result of the Contribution Closing) (such difference, the “Discount”) and (ii) the proceeds from such public offering are used to fund the Cash Settlement for any Redeemed Units or otherwise contributed to the Company, the Company shall reimburse the Manager for such Discount by treating such Discount as an additional Capital Contribution made by the Manager to the Company, issuing Common Units in respect of such deemed Capital Contribution in accordance with Section 11.02, and increasing the Manager’s Capital Account by the amount of such Discount. To the extent practicable, expenses incurred by the Manager on behalf of or for the benefit of the Company shall be billed directly to and paid by the Company and, if and to the extent any reimbursements to the Manager or any of its Affiliates by the Company pursuant to this Section 6.06 constitute gross income to such Person (as opposed to the repayment of advances made by such Person on behalf of the Company), such amounts shall be treated as “guaranteed payments” within the meaning of Code Section 707(c) and shall not be treated as distributions for purposes of computing the Members’ Capital Accounts.

Section 6.07 Delegation of Authority. The Manager (a) may, from time to time, delegate to one or more Persons such authority and duties as the Manager may deem advisable, and (b) may assign titles (including chief executive officer, president, chief executive officer, chief financial officer, chief operating officer, vice president, secretary, assistant secretary, treasurer or assistant treasurer) and delegate certain authority and duties to such Persons as the same may be amended, restated or otherwise modified from time to time. Any number of titles may be held by the same individual. The salaries or other compensation, if any, of such agents of the Company shall be fixed from time to time by the Manager, subject to the other provisions in this Agreement.

Section 6.08 Limitation of Liability of Manager.

(a) Except as otherwise provided herein or in an agreement entered into by such Person and the Company, neither the Manager nor any of the Manager’s Affiliates shall be liable to the Company or to any Member that is not the Manager for any act or omission performed or omitted by the Manager in its capacity as the sole managing member of the Company pursuant to authority granted to the Manager by this Agreement; provided, however, that, except as otherwise provided herein, such limitation of liability shall not apply to the extent the act or omission was attributable to the Manager’s bad faith, willful misconduct or violation of Law in which the Manager acted with knowledge that its conduct was unlawful, or for any present or future breaches of any representations, warranties, covenants or obligations by the Manager or its Affiliates contained herein or in the other agreements with the Company. The Manager may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents, and shall not be responsible for any misconduct or negligence on the part of any such agent (so long as such agent was selected in good faith and with reasonable care). The Manager shall be entitled to rely upon the advice of legal counsel, independent public accountants and other experts, including financial advisors, and any act of or failure to act by the Manager in good faith reliance on such advice shall in no event subject the Manager to liability to the Company or any Member that is not the Manager.

(b) Whenever this Agreement or any other agreement contemplated herein provides that the Manager shall act in a manner which is, or provide terms which are, “fair and reasonable” to the Company or any Member that is not the Manager, the Manager shall determine such appropriate action or provide such terms considering, in each case, the relative interests of each party to such agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable United States generally accepted accounting practices or principles.

(c) Whenever in this Agreement or any other agreement contemplated herein, the Manager is permitted or required to take any action or to make a decision in its “sole discretion” or “discretion,” with “complete discretion” or under a grant of similar authority or latitude, the Manager shall be entitled to consider such interests and factors as it desires, including its own interests, and shall, to the fullest extent permitted by applicable Law, have no duty or obligation to give any consideration to any interest of or factors affecting the Company or other Members, notwithstanding any duty otherwise existing at law or in equity.

(d) Whenever in this Agreement the Manager is permitted or required to take any action or to make a decision in its “good faith” or under another express standard, the Manager shall act under such express standard and, to the fullest extent permitted by applicable Law, shall not be subject to any other or different standards imposed by this Agreement or any other agreement contemplated herein, and, notwithstanding anything contained herein to the contrary, so long as the Manager acts in good faith, the resolution, action or terms so made, taken or provided by the Manager shall not constitute a breach of this Agreement or any other agreement contemplated herein or impose liability upon the Manager or any of the Manager’s Affiliates.

Section 6.09 Investment Company Act. The Manager shall use its best efforts to ensure that the Company shall not be subject to registration as an investment company pursuant to the Investment Company Act.

Section 6.10 Outside Activities of the Manager. Subject to any limitations in the Shareholders Agreement, the Manager shall not, directly or indirectly, enter into or conduct any business or operations, other than in connection with (a) the ownership, acquisition and disposition of Common Units, (b) the management of the business and affairs of the Company and its Subsidiaries, (c) the operation of the Manager as a reporting company with a class (or classes) of securities registered under Section 12 of the Exchange Act and listed on a securities exchange, (d) the offering, sale, syndication, private placement or public offering of stock, bonds, securities or other interests, (e) financing or refinancing of any type related to the Company, its Subsidiaries or their assets or activities, and (f) such activities as are incidental to the foregoing; provided, however, that, except as otherwise provided herein, the net proceeds of any sale of Equity Securities of the Corporation pursuant to the preceding clauses (d) and (e) shall be made available to the Company as Capital Contributions and the proceeds of any other financing raised by the Manager pursuant to the preceding clauses (d) and (e) shall be made available to the Company as loans or otherwise, as appropriate, and, provided further, that the Manager may, in its sole and absolute discretion, from time to time hold or acquire assets in its own name or otherwise other than through the Company and its Subsidiaries so long as the Manager takes commercially reasonable measures to ensure that the economic benefits and burdens of such assets are otherwise vested in the Company or its Subsidiaries, through assignment, mortgage loan or otherwise or, if it is not commercially reasonable to vest such economic interests in the Company or any of its Subsidiaries, the Members shall negotiate in good faith to amend this Agreement to reflect such activities and the direct ownership of assets by the Manager. Nothing contained herein shall be deemed to prohibit the Manager from executing any guarantee of indebtedness of the Company or its Subsidiaries.

ARTICLE VII.

RIGHTS AND OBLIGATIONS OF MEMBERS

Section 7.01 Limitation of Liability and Duties of Members; Investment Opportunities.

(a) Except as provided in this Agreement or in the Delaware Act, no Member (including the Manager) shall be obligated personally for any debt, obligation or liability solely by reason of being a Member or acting as the Manager of the Company. Notwithstanding anything contained herein to the contrary, the failure of the Company to observe any formalities or requirements relating to the exercise of its powers or management of its business and affairs under this Agreement or the Delaware Act shall not be grounds for imposing personal liability on the Members for liabilities of the Company.

(b) In accordance with the Delaware Act and the laws of the State of Delaware, a Member may, under certain circumstances, be required to return amounts previously distributed to such Member. It is the intent of the Members that no Distribution to any Member pursuant to Article IV shall be deemed a return of money or other property paid or distributed in violation of the Delaware Act. The payment of any such money or Distribution of any such property to a Member shall be deemed to be a compromise within the meaning of Section 18-502(b) of the Delaware Act, and, to the fullest extent permitted by Law, any Member receiving any such money or property shall not be required to return any such money or property to the Company or any other Person. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Member is obligated to make any such payment, such obligation shall be the obligation of such Member and not of any other Member.

(c) Notwithstanding any other provision of this Agreement (subject to Section 6.08 with respect to the Manager), to the extent that, at law or in equity, any Member (or such Member’s Affiliate or any manager, managing member, general partner, director, officer, employee, agent, fiduciary or trustee of such Member or of any Affiliate of such Member (each Person described in this parenthetical, a “Related Person”)) has duties (including fiduciary duties) to the Company, to the Manager, to another Member, to any Person who acquires an interest in a Company Interest or to any other Person bound by this Agreement, all such duties (including fiduciary duties) are hereby eliminated, to the fullest extent permitted by law, and replaced with the duties or standards expressly set forth herein, if any. The elimination of duties (including fiduciary duties) to the Company, the Manager, each of the Members, each other Person who acquires an interest in a Company Interest and each other Person bound by this Agreement and replacement thereof with the duties or standards expressly set forth herein, if any, are approved by the Company, the Manager, each of the Members, each other Person who acquires an interest in a Company Interest and each other Person bound by this Agreement.

(d) Notwithstanding any duty (including any fiduciary duty) otherwise applicable at law or in equity, the doctrine of corporate opportunity, or any analogous doctrine, will not apply to any Member (including the Manager) or to any Related Person of such Member, and no Member (or any Related Person of such Member) that acquires knowledge of a potential transaction, agreement, arrangement or other matter that may be an opportunity for the Company or the Members will have any duty to communicate or offer such opportunity to the Company or the Members, or to develop any particular investment, and such Person will not be liable to the Company or the Members for breach of any fiduciary or other duty by reason of the fact that such Person pursues or acquires for, or directs such opportunity to, another Person or does not communicate such investment opportunity to the Members. Notwithstanding any duty (including any fiduciary duty) otherwise applicable at law or in equity, neither the Company nor any Member has any rights or obligations by virtue of this Agreement or the relationships created hereby in or to such independent ventures or the income or profits or losses derived therefrom, and the pursuit of any such ventures outside the Company, even if competitive with the activities of the Company or the Members, will not be deemed wrongful or improper.

Section 7.02 Lack of Authority. No Member, other than the Manager or a duly appointed Officer, in each case in its capacity as such, has the authority or power to act for or on behalf of the Company, to do any act that would be binding on the Company or to make any expenditure on behalf of the Company. The Members hereby consent to the exercise by the Manager of the powers conferred on them by Law and this Agreement.

Section 7.03 No Right of Partition. No Member, other than the Manager, shall have the right to seek or obtain partition by court decree or operation of Law of any Company property, or the right to own or use particular or individual assets of the Company.

Section 7.04 Indemnification.

(a) Subject to Section 5.06, the Company hereby agrees to indemnify and hold harmless any Person (each an “Indemnified Person”) to the fullest extent permitted under the Delaware Act, as the same now exists or may hereafter be amended, substituted or replaced (but, in the case of any such amendment, substitution or replacement only to the extent that such amendment, substitution or replacement permits the Company to provide broader indemnification rights than the Company is providing immediately prior to such amendment), against all expenses, liabilities and losses (including attorneys’ fees, judgments, fines, excise taxes or penalties) reasonably incurred or suffered by such Person (or one or more of such Person’s Affiliates) by reason of the fact that such Person is or was a Member or is or was serving as the Manager, Officer, employee or other agent of the Company or is or was serving at the request of the Company as a manager, officer, director, principal, member, employee or agent of another corporation, partnership, joint venture, limited liability company, trust or other enterprise; provided, however, that no Indemnified Person shall be indemnified for any expenses, liabilities and losses suffered that are attributable to such Indemnified Person’s or its Affiliates’ bad faith, willful misconduct or violation of Law in which the Manager acted with knowledge that its conduct was unlawful, or for any present or future breaches of any representations, warranties, covenants or obligations by such Indemnified Person or its Affiliates contained herein or in the other agreements with the Company. Expenses, including attorneys’ fees, incurred by any such Indemnified Person in defending a proceeding shall be paid by the Company in advance of the final disposition of such proceeding, including any appeal therefrom, upon receipt of an undertaking by or on behalf of such Indemnified Person to repay such amount if it shall ultimately be determined that such Indemnified Person is not entitled to be indemnified by the Company.

(b) The right to indemnification and the advancement of expenses conferred in this Section 7.04 shall not be exclusive of any other right which any Person may have or hereafter acquire under any statute, agreement, bylaw, action by the Manager or otherwise.

(c) The Company or the Manager shall maintain directors’ and officers’ liability insurance, or substantially equivalent insurance, at its expense, to protect any Indemnified Person (and the investment funds, if any, they represent) against any expense, liability or loss described in Section 7.04(a) whether or not the Company would have the power to indemnify such Indemnified Person against such expense, liability or loss under the provisions of this Section 7.04. The Company or the Manager shall use its commercially reasonable efforts to purchase and maintain property, casualty and liability insurance in types and at levels customary for companies of similar size engaged in similar lines of business, as determined in good faith by the Manager, and the Company or the Manager shall use its commercially reasonable efforts to purchase directors’ and officers’ liability insurance (including employment practices coverage) with a carrier and in an amount determined necessary or desirable as determined in good faith by the Manager.

(d) Notwithstanding anything contained herein to the contrary (including in this Section 7.04), the Company agrees that any indemnification and advancement of expenses available to any current or former Indemnified Person from any investment fund that is an Affiliate of the Company who served as a director of the Company or as a Member of the Company by virtue of such Person’s service as a member, director, partner or employee of any such fund prior to or following the Effective Time (any such Person, a “Sponsor Person”) shall be secondary to the indemnification and advancement of expenses to be provided by the Company pursuant to this Section 7.04 which shall be provided out of and to the extent of Company assets only and no Member (unless such Member otherwise agrees in writing or is found in a final decision by a court of competent jurisdiction to have personal liability on account thereof) shall have personal liability on account thereof or shall be required to make additional Capital Contributions to help satisfy such indemnity of the Company and the Company (i) shall be the primary indemnitor of first resort for such Sponsor Person pursuant to this Section 7.04 and (ii) shall be fully responsible for the advancement of all expenses and the payment of all damages or liabilities with respect to such Sponsor Person which are addressed by this Section 7.04.

(e) If this Section 7.04 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless each Indemnified Person pursuant to this Section 7.04 to the fullest extent permitted by any applicable portion of this Section 7.04 that shall not have been invalidated and to the fullest extent permitted by applicable Law.

Section 7.05 Members Right to Act. For matters that require the approval of the Members, the Members shall act through meetings and written consents as described in paragraphs (a) and (b) below:

(a) Except as otherwise expressly provided by this Agreement, acts by the Members holding a majority of the outstanding Units, voting together as a single class, shall be the acts of the Members. Any Member entitled to vote at a meeting of Members or to express consent or dissent to Company action in writing without a meeting may authorize another person or persons to act for it by proxy. An electronic mail, telegram, telex, cablegram or similar transmission by the Member, or a photographic, photostatic, facsimile or similar reproduction of a writing executed by the Member shall (if stated thereon) be treated as a proxy executed in writing for purposes of this Section 7.05(a). No proxy shall be voted or acted upon after eleven months from the date thereof, unless the proxy provides for a longer period. A proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and that the proxy is coupled with an interest. Should a proxy designate two or more Persons to act as proxies, unless that instrument shall provide to the contrary, a majority of such Persons present at any meeting at which their powers thereunder are to be exercised shall have and may exercise all the powers of voting or giving consents thereby conferred, or, if only one be present, then such powers may be exercised by that one; or, if an even number attend and a majority do not agree on any particular issue, the Company shall not be required to recognize such proxy with respect to such issue if such proxy does not specify how the votes that are the subject of such proxy are to be voted with respect to such issue.

(b) The actions by the Members permitted hereunder may be taken at a meeting called by the Manager or by the Members holding a majority of the Units entitled to vote on such matter on at least 120 hours’ prior written notice to the other Members entitled to vote, which notice shall state the purpose or purposes for which such meeting is being called. The actions taken by the Members entitled to vote or consent at any meeting (as opposed to by written consent), however called and noticed, shall be as valid as though taken at a meeting duly held after regular call and notice if (but not until), either before, at or after the meeting, the Members entitled to vote or consent as to whom it was improperly held signs a written waiver of notice or a consent to the holding of such meeting or an approval of the minutes thereof. The actions by the Members entitled to vote or consent may be taken by vote of the Members entitled to vote or consent at a meeting or by written consent, so long as such consent is signed by Members having not less than the minimum number of Units that would be necessary to authorize or take such action at a meeting at which all Members entitled to vote thereon were present and voted. Prompt notice of the action so taken, which shall state the purpose or purposes for which such consent is required and may be delivered via email, without a meeting shall be given to those Members entitled to vote or consent who have not consented in writing; provided, however, that the failure to give any such notice shall not affect the validity of the action taken by such written consent. Any action taken pursuant to such written consent of the Members shall have the same force and effect as if taken by the Members at a meeting thereof.

Section 7.06 Inspection Rights. The Company shall permit each Member and each of its designated representatives for any purpose reasonably related to such Members interest in the Company to (a) visit and inspect any of the properties of the Company and its Subsidiaries, all at reasonable times and upon reasonable notice, (b) examine the corporate and financial records of the Company or any of its Subsidiaries and make copies thereof or extracts therefrom, and (c) consult with the managers, officers, employees and independent accountants of the Company or any of its Subsidiaries concerning the affairs, finances and accounts of the Company or any of its Subsidiaries. The presentation of an executed copy of this Agreement by any Member to the Company’s independent accountants shall constitute the Company’s permission to its independent accountants to participate in discussions with such Persons and their respective designated representatives.

ARTICLE VIII.

BOOKS, RECORDS, ACCOUNTING AND REPORTS, AFFIRMATIVE COVENANTS

Section 8.01 Records and Accounting. The Company shall keep, or cause to be kept, appropriate books and records with respect to the Company’s business, including all books and records necessary to provide any information, lists and copies of documents required to be provided pursuant to Section 8.03 or pursuant to applicable Laws. All matters concerning (a) the determination of the relative amount of allocations and Distributions among the Members pursuant to Articles III and IV and (b) accounting procedures and determinations, and other determinations not specifically and expressly provided for by the terms of this Agreement, shall be determined by the Manager, whose determination shall be final and conclusive as to all of the Members absent manifest clerical error.

Section 8.02 Fiscal Year. The Fiscal Year of the Company shall end on December 31 of each year or such other date as may be established by the Manager.

ARTICLE IX.

TAX MATTERS

Section 9.01 Preparation of Tax Returns. The Manager shall arrange for the preparation and timely filing of all tax returns required to be filed by the Company. On or before March 15, June 15, September 15, and December 15 of each Fiscal Year, the Company shall send to each Person who was a Member at any time during the prior quarter, an estimate of such Member’s state tax apportionment information and allocations to the Members of taxable income, gains, losses, deductions and credits for the prior quarter, which estimate shall have been reviewed by the Company’s outside tax accountants. In addition, no later than the later of (a) ninety (90) Days following the end of the prior Taxable Year or other Fiscal Period, and (b) thirty (30) Business Days after the issuance of the final financial statement report for such Taxable Year or other Fiscal Period by the Company’s auditors, the Company shall send to each Person who was a Member at any time during such Taxable Year or other Fiscal Period, a statement showing such Member’s final state tax apportionment information and allocations to the Members of taxable income, gains, losses, deductions and credits for such Taxable Year or other Fiscal Period and a completed IRS Schedule K-1. Each Member shall notify the other Members upon receipt of any notice of tax examination of the Company by federal, state or local authorities. Subject to the terms and conditions of this Agreement, in its capacity as Tax Matters Partner or Partnership Representative (as applicable), the Corporation shall have the authority to prepare the tax returns of the Company using such permissible methods and elections as it determines in its reasonable discretion, including without limitation the use of any permissible method under Code Section 706 for purposes of determining the varying Company Interests of its Members.

Section 9.02 Tax Elections. The Taxable Year shall be the Fiscal Year set forth in Section 8.02. The Company and any eligible Subsidiary shall make or maintain an election pursuant to Code Section 754, shall not revoke such election and shall make a new election pursuant to Code Section 754 to the extent necessary following any “termination” of the Company or the Subsidiary under Code Section 708. Each Member will, upon request, supply any information reasonably necessary to give proper effect to any such elections.

Section 9.03 Tax Controversies.

(a) With respect to Taxable Years beginning on or before December 31, 2017, the Corporation is hereby designated the Tax Matters Partner of the Company, within the meaning given to such term in Section 6231 of the Code (the Corporation, in such capacity, the “Tax Matters Partner”) and is authorized and required to represent the Company (at the Company’s expense) in connection with all examinations of the Company’s affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Company funds for professional services reasonably incurred in connection therewith. Each Member agrees to cooperate with the Company and to do or refrain from doing any or all things reasonably requested by the Company with respect to the conduct of such proceedings. The Tax Matters Partner shall keep all Members reasonably informed of the progress of any examinations, audits or other proceedings, and all Members shall have the right to observe and participate (at their sole expense) in any tax proceedings. Notwithstanding the foregoing, the Tax Matters Partners shall not settle or otherwise compromise any issue in any such examination, audit or other proceeding without first obtaining approval of the Manager. Nothing herein shall diminish, limit or restrict the rights of any Member under Subchapter C, Chapter 63, Subtitle F of the Code (Code Sections 6221 et seq.).

(b) With respect to Taxable Years beginning after December 31, 2017, pursuant to the Revised Partnership Audit Provisions, the Corporation shall be designated and may, on behalf of the Company, at any time, and without further notice to or consent from any Member, act as the “partnership representative” of the Company, within the meaning given to such term in Section 6223 of the Code (the Corporation, in such capacity, the “Partnership Representative”) for purposes of the Code. The Partnership Representative shall have the right and obligation to take all actions authorized and required, respectively, by the Code for the Partnership Representative, and is authorized and required to represent the Company (at the Company’s expense) in connection with all examinations of the Company’s affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Company funds for professional services reasonably incurred in connection therewith. Each Member agrees to cooperate with the Company and to do or refrain from doing any or all things reasonably requested by the Company with respect to the conduct of such proceedings. The Partnership Representative shall keep all Members reasonably informed of the progress of any examinations, audits or other proceedings, and all Members shall have the right to observe and participate (at their sole expense) in any tax proceedings. Nothing herein shall diminish, limit or restrict the rights of any Member under the Revised Partnership Audit Provisions.

ARTICLE X.

RESTRICTIONS ON TRANSFER OF UNITS; PREEMPTIVE RIGHTS

Section 10.01 Transfers by Members. No holder of Units may Transfer any interest in any Units, except Transfers (a) pursuant to and in accordance with Section 10.02 or (b) approved in writing by the Manager. Notwithstanding the foregoing, “Transfer” shall not include an event that terminates the existence of a Member for income tax purposes (including, without limitation, a change in entity classification of a Member under Treasury Regulations Section 301.7701-3, termination of a partnership pursuant to Code Section 708(b)(1)(B), a sale of assets by, or liquidation of, a Member pursuant to an election under Code Sections 336 or 338, or merger, severance, or allocation within a trust or among sub-trusts of a trust that is a Member), but that does not terminate the existence of such Member under applicable state law (or, in the case of a trust that is a Member, does not terminate the trusteeship of the fiduciaries under such trust with respect to all the Company Interests of such trust that is a Member).

Section 10.02 Permitted Transfers. The restrictions contained in Section 10.01 shall not apply to any Transfer of Units (each, a “Permitted Transfer”) (i) by a Member to an Affiliate of such Member so long as such Affiliate remains an Affiliate of such Member, (ii) by any Existing Member to the holders of equity interests in such Existing Member in connection with the dissolution of such Existing Member or (iii) pursuant to a Redemption or Direct Exchange in accordance with Article XI hereof; provided, however, that (A) the restrictions contained in this Agreement will continue to apply to Units after any Permitted Transfer of such Units and (B) in the case of the foregoing clauses (i) and (ii), the transferees of the Units so Transferred shall agree in writing to be bound by the provisions of this Agreement, and the transferor will deliver a written notice to the Company and the Members, which notice will disclose in reasonable detail the identity of the proposed transferee. In the case of a Permitted Transfer (other than a Redemption or Direct Exchange) by any Existing Member of Common Units to a transferee in accordance with this Section 10.02, such Member (or any subsequent transferee of such Member) shall be required to also transfer a number of shares of Class B Common Stock corresponding to the number of such Member’s (or subsequent transferee’s) Common Units that were transferred in the transaction to such transferee; and, in the case of a Redemption or Direct Exchange, a number of shares of Class B Common Stock corresponding to the number of such Member’s Common Units that were transferred in such Redemption or Direct Exchange shall be cancelled. All Permitted Transfers are subject to the additional limitations set forth in Section 10.07(b).

Section 10.03 Restricted Units Legend. The Units have not been registered under the Securities Act and, therefore, in addition to the other restrictions on Transfer contained in this Agreement, cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is then available. To the extent such Units have been certificated, each certificate evidencing Units and each certificate issued in exchange for or upon the Transfer of any Units (if such securities remain Units as defined herein after such Transfer) shall be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON [ ● ], 2017, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER SPECIFIED IN THE THIRD AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF BJ SERVICES, LLC, AS MAY BE AMENDED AND MODIFIED FROM TIME TO TIME, AND BJ SERVICES, LLC RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH SECURITIES UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO ANY TRANSFER. A COPY OF SUCH CONDITIONS SHALL BE FURNISHED BY BJ SERVICES, LLC TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.”

The Company shall imprint such legend on certificates (if any) evidencing Units. The legend set forth above shall be removed from the certificates (if any) evidencing any units which cease to be Units in accordance with the definition thereof.

Section 10.04 Transfer. Prior to Transferring any Units (other than (i) in connection with a Redemption or Direct Exchange in accordance with Article XI or (ii) pursuant to a Change of Control Transaction), the Transferring holder of Units shall cause the prospective transferee to be bound by this Agreement and any other agreements executed by the holders of Units and relating to such Units in the aggregate (collectively, the “Other Agreements”), and shall cause the prospective transferee to execute and deliver to the Company and the other holders of Units a Joinder (or other counterpart to this Agreement acceptable to the Manager) and counterparts of any applicable Other Agreements. Any Transfer or attempted Transfer of any Units in violation of any provision of this Agreement (including any prohibited indirect Transfers) (a) shall be void, and (b) the Company shall not record such Transfer on its books or treat any purported transferee of such Units as the owner of such securities for any purpose.

Section 10.05 Assignee’s Rights.

(a) The Transfer of a Company Interest in accordance with this Agreement shall be effective as of the date of its assignment (assuming compliance with all of the conditions to such Transfer set forth herein), and such Transfer shall be shown on the books and records of the Company. Profits, Losses and other Company items shall be allocated between the transferor and the Assignee according to Code Section 706, using any permissible method as determined in the reasonable discretion of the Manager. Distributions made before the effective date of such Transfer shall be paid to the transferor, and Distributions made after such date shall be paid to the Assignee.

(b) Unless and until an Assignee becomes a Member pursuant to Article XII, the Assignee shall not be entitled to any of the rights granted to a Member hereunder or under applicable Law, other than the rights granted specifically to Assignees pursuant to this Agreement; provided, however, that, without relieving the transferring Member from any such limitations or obligations as more fully described in Section 10.06, such Assignee shall be bound by any limitations and obligations of a Member contained herein that a Member would be bound on account of the Assignee’s Company Interest (including the obligation to make Capital Contributions on account of such Company Interest).

Section 10.06 Assignor’s Rights and Obligations. Any Member who shall Transfer any Company Interest in a manner in accordance with this Agreement shall cease to be a Member with respect to such Units or other interest and shall no longer have any rights or privileges, or, except as set forth in this Section 10.06, duties, liabilities or obligations, of a Member with respect to such Units or other interest (it being understood, however, that the applicable provisions of Section 6.08, Section 7.01 and Section 7.04 shall continue to inure to such Person’s benefit), except that unless and until the Assignee (if not already a Member) is admitted as a Substituted Member in accordance with the provisions of Article XII (the

“Admission Date”), (i) such assigning Member shall retain all of the duties, liabilities and obligations of a Member with respect to such Units or other interest, and (ii) the Manager may, in its sole discretion, reinstate all or any portion of the rights and privileges of such Member with respect to such Units or other interest for any period of time prior to the Admission Date. Nothing contained herein shall relieve any Member who Transfers any Units or other interest in the Company from any liability of such Member to the Company with respect to such Company Interest that may exist on the Admission Date or that is otherwise specified in the Delaware Act and incorporated into this Agreement or for any liability to the Company or any other Person for any materially false statement made by such Member (in its capacity as such) or for any present or future breaches of any representations, warranties or covenants by such Member (in its capacity as such) contained herein or in the other agreements with the Company.

Section 10.07 Overriding Provisions.

(a) Any Transfer in violation of this Article X shall be null and void ab initio, and the provisions of Sections 10.05 and 10.06 shall not apply to any such Transfers. For the avoidance of doubt, any Person to whom a Transfer is made or attempted in violation of this Article X shall not become a Member, shall not be entitled to vote on any matters coming before the Members and shall not have any other rights in or with respect to any rights of a Member of the Company. The approval of any Transfer in any one or more instances shall not limit or waive the requirement for such approval in any other or future instance. The Manager shall promptly amend the Schedule of Members to reflect any Permitted Transfer pursuant to this Article X.

(b) Notwithstanding anything contained herein to the contrary (including, for the avoidance of doubt, the provisions of Section 10.01 and Article XI and Article XII), in no event shall any Member Transfer any Units to the extent such Transfer would:

(i) result in the violation of the Securities Act, or any other applicable U.S. federal or state or non-U.S. Laws;

(ii) subject the Company to registration as an investment company under the Investment Company Act;

(iii) in the reasonable determination of the Manager, be a violation of or a default (or an event that, with notice or the lapse of time or both, would constitute a default) under, or result in an acceleration of any indebtedness under, any promissory note, mortgage, loan agreement, indenture or similar instrument or agreement to which the Company or the Manager is a party; provided that the payee or creditor to whom the Company or the Manager owes such obligation is not an Affiliate of the Company or the Manager;

(iv) cause the Company to lose its status as a partnership for U.S. federal income tax purposes or, without limiting the generality of the foregoing, cause the Company to be treated as a “publicly traded partnership” or to be taxed as a corporation pursuant to Section 7704 of the Code and any applicable Treasury Regulations issued thereunder, or any successor provision of the Code;

(v) be a Transfer to a Person who is not legally competent or who has not achieved his or her majority under applicable Law (excluding trusts for the benefit of minors); or

(vi) result in the Company having more than one hundred (100) partners, within the meaning of Treasury Regulations Section 1.7704-1(h)(1) (determined pursuant to the rules of Treasury Regulations Section 1.7704-1(h)(3)).

ARTICLE XI.

REDEMPTION AND EXCHANGE RIGHTS

Section 11.01 Redemption Right of a Member.

(a) Each Member (other than the Corporation) shall be entitled to cause the Company to redeem (a “Redemption”) all or any portion of its Common Units (the “Redemption Right”) at any time. A Member desiring to exercise its Redemption Right (the “Redeemed Member”) shall exercise such right by giving written notice (the “Redemption Notice”) to the Company with a copy to the Corporation (the date of the delivery of such Redemption Notice, the “Redemption Notice Date”). The Redemption Notice shall specify the number of Common Units (the “Redeemed Units”) that the Redeemed Member intends to have the Company redeem. The Redemption shall be completed on the date that is three (3) Business Days following delivery of the applicable Redemption Notice, unless the Company elects to make the redemption payment by means of a Cash Settlement, in which case the Redemption shall be completed as promptly as practicable following delivery of the applicable Redemption Notice, but in any event, no more than ten (10) Business Days after delivery of such Redemption Notice (unless and to the extent that the Manager in its sole discretion agrees in writing to waive such time periods) (the date of such completion, the “Redemption Date”); provided that the Company, the Corporation and the Redeemed Member may change the number of Redeemed Units and/or the Redemption Date specified in such Redemption Notice to another number and/or date by mutual agreement signed in writing by each of them; provided further that a Redemption Notice may be conditioned on (A) the closing of an underwritten distribution of the shares of Class A Common Stock that may be issued in connection with such proposed Redemption or (B) the consummation of a purchase by another Person (whether in a tender or exchange offer, an underwritten offering or otherwise) of shares of Class A Common Stock for which the Redeemed Units are redeemable, or contingent (including as to timing) upon the closing of an announced merger, consolidation or other transaction or event in which the Class A Common Stock would be exchanged or converted or become exchangeable for or convertible into cash or other securities or property. Unless the Redeemed Member timely has delivered a Retraction Notice as provided in Section 11.01(b) or has revoked or delayed a Redemption as provided in Section 11.01(c) or the Corporation has elected to effect a Direct Exchange as provided in Section 11.03, on the Redemption Date (to be effective immediately prior to the close of business on the Redemption Date) (i) the Redeemed Member shall transfer and surrender the Redeemed Units to the Company and a corresponding number of shares of Class B Common Stock to the Corporation, in each case free and clear of all liens and encumbrances, (ii) the Company shall (x) cancel the Redeemed Units, (y) transfer to the Redeemed Member the consideration to which the Redeemed Member is entitled under Section 11.01(b), and (z) if the Units are certificated, issue to the Redeemed Member a certificate for a number of Common Units equal to the difference (if any) between the number of Common Units evidenced by the certificate surrendered by the Redeemed Member pursuant to clause (i) of this Section 11.01(a) and the Redeemed Units and (iii) the Corporation shall cancel such shares of Class B Common Stock.

(b) In exchange for its Redeemed Units, a Redeemed Member shall be entitled to receive the Share Settlement or, at the Company’s election, the Cash Settlement from the Company. Within three (3) Business Days of delivery of the Redemption Notice, the Company shall give written notice (the “Settlement Method Notice”) to the Redeemed Member (with a copy to the Corporation) of its intended settlement method; provided that if the Company does not timely deliver a Settlement Method Notice, the Company shall be deemed to have elected the Share Settlement method. The Redeemed Member may retract its Redemption Notice by giving written notice (the “Retraction Notice”) to the Company (with a copy to the Corporation) at any time prior to 5:00 p.m., New York City time, on the Business Day after delivery of the Settlement Method Notice. The timely delivery of a Retraction Notice shall terminate all of the Redeemed Member’s, the Company’s and the Corporation’ rights and obligations under this Section 11.01 arising from the retracted Redemption Notice.

(c) Notwithstanding anything to the contrary in Section 11.01(b), in the event the Company elects a Share Settlement in connection with a Redemption, a Redeemed Member shall be entitled, at any time prior to the consummation of a Redemption, to revoke its Redemption Notice or delay the consummation of a Redemption if any of the following conditions exists: (i) any registration statement pursuant to which the resale of the Class A Common Stock to be registered for such Redeemed Member at or immediately following the consummation of the Redemption shall have ceased to be effective pursuant to any action or inaction by the SEC or no such resale registration statement has yet become effective; (ii) the Corporation shall have failed to cause any related prospectus to be supplemented by any required prospectus supplement necessary to effect such Redemption; (iii) the Corporation shall have exercised its right to defer, delay or suspend the filing or effectiveness of a registration statement and such deferral, delay or suspension shall affect the ability of such Redeemed Member to have the resale of its Class A Common Stock registered at or immediately following the consummation of the Redemption; (iv) the Corporation shall have disclosed to such Redeemed Member any material non-public information concerning the Corporation, the receipt of which results in such Redeemed Member being prohibited or restricted from selling Class A Common Stock at or immediately following the Redemption without disclosure of such information (and the Corporation does not permit disclosure); (v) any stop order relating to the registration statement pursuant to which the Class A Common Stock was to be registered by such Redeemed Member at or immediately following the Redemption shall have been issued by the SEC; (vi) there shall have occurred a material disruption in the securities markets generally or in the market or markets in which the Class A Common Stock is then traded; (vii) there shall be in effect an injunction, a restraining order or a decree of any nature of any Governmental Entity that restrains or prohibits the Redemption; (viii) the Corporation shall have failed to comply in all material respects with its obligations under the Registration Rights Agreement, and such failure shall have affected the ability of such Redeemed Member to consummate the resale of Class A Common Stock to be received upon such redemption pursuant to an effective registration statement; or (ix) the Redemption Date would occur three (3) Business Days or less prior to, or during, a Black-Out Period; provided further, that in no event shall the Redeemed Member seeking to revoke its Redemption Notices or delay the consummation of such Redemption and relying on any of the matters contemplated in clauses

(i) through (ix) above have controlled or intentionally materially influenced any facts, circumstances, or Persons in connection therewith (except in the good faith performance of his or her duties as an officer or director of the Corporation) in order to provide such Redeemed Member with a basis for such delay or revocation. If a Redeemed Member delays the consummation of a Redemption pursuant to this Section 11.01(c), (A) the Redemption Date shall occur on the third Business Day following the date on which the conditions giving rise to such delay cease to exist (or such earlier day as the Corporation, the Company and such Redeemed Member may agree in writing) and (B) notwithstanding anything to the contrary in Section 7.01(b), the Redeemed Member may retract its Redemption Notice by giving a Retraction Notice to the Company (with a copy to the Corporation) at any time prior to 5:00 p.m., New York City time, on the second Business Day following the date on which the conditions giving rise to such delay cease to exist.

(d) The amount of the Share Settlement or the Cash Settlement that a Redeemed Member is entitled to receive under Section 11.01(b) shall not be adjusted on account of any Distributions previously made with respect to the Redeemed Units or dividends previously paid with respect to Class A Common Stock; provided, however, that if a Redeemed Member causes the Company to redeem Redeemed Units and the Redemption Date occurs subsequent to the record date for any Distribution with respect to the Redeemed Units but prior to payment of such Distribution, the Redeemed Member shall be entitled to receive such Distribution with respect to the Redeemed Units on the date that it is made notwithstanding that the Redeemed Member transferred and surrendered the Redeemed Units to the Company prior to such date.

(e) In the event of a distribution (by dividend or otherwise) by the Corporation to all holders of Class A Common Stock of evidences of its indebtedness, securities, or other assets (including Equity Securities of the Corporation), but excluding any cash dividend or distribution of any such assets received by the Corporation in respect of its Units, then in exchange for its Redemption Units, a Redeemed Member shall be entitled to receive, in addition to the consideration set forth in Section 11.01(b), the amount of such security, securities or other property that the Redeemed Member would have received if such Redemption Right had been exercised and the Redemption Date had occurred immediately prior to the record date or effective time of any such transaction, taking into account any adjustment as a result of any subdivision (by any split, distribution or dividend, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse split, reclassification, recapitalization or otherwise) of such security, securities or other property that occurs after such record date or effective time. For the avoidance of doubt, subsequent to any such transaction, this Article XI shall apply mutatis mutandis with respect to any such security, securities or other property received by holders of Class A Common Stock in such transaction.

(f) If a Reclassification Event occurs, the Manager or its successor, as the case may be, shall, as and to the extent necessary, amend this Agreement in compliance with Section 17.03, and enter into any necessary supplementary or additional agreements, to ensure that, following the effective date of the Reclassification Event: (i) the rights of holders of Common Units (other than the Corporation) set forth in this Section 11.01 provide that each Common Unit is redeemable for the same amount and same type of property, securities or cash (or combination thereof) that one share of Class A Common Stock becomes exchangeable for or converted into as a result of the Reclassification Event (taking into account any adjustment as a result of any subdivision (by any split, distribution or dividend, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse split, reclassification, recapitalization or otherwise) of such security, securities or other property that occurs after the record date or effective time for such Reclassification Event) and (ii) the Corporation or the successor to the Corporation, as applicable, is obligated to deliver such property, securities or cash upon such redemption. The Corporation shall not consummate or agree to consummate any Reclassification Event unless the successor Person, if any, becomes obligated to comply with the obligations of the Corporation (in whatever capacity) under this Agreement.

(g) In connection with a Manager Change of Control, the Corporation shall have the right to require each Member (other than the Corporation) to effect a Redemption of some or all of such Member’s Common Units and a corresponding number of shares of Class B Common Stock. Any Redemption pursuant to this Section 11.01(g) shall be effective immediately prior to the consummation of the Manager Change of Control (and, for the avoidance of doubt, shall not be effective if such Manager Change of Control is not consummated) (the “Change of Control Redemption Date”). From and after the Change of Control Redemption Date, (i) the Common Units and shares of Class B Common Stock subject to such Redemption shall be deemed to be transferred to the Corporation on the Change of Control Redemption Date and (ii) such Member shall cease to have any rights with respect to the Common Units and shares of Class B Common Stock subject to such Redemption (other than the right to receive shares of Class A Common Stock pursuant to such Redemption). The Corporation shall provide written notice of an expected Manager Change of Control to all Members within the earlier of (x) five (5) Business Days following the execution of the agreement with respect to such Manager Change of Control and (y) ten (10) Business Days before the proposed date upon which the contemplated Manager Change of Control is to be effected, indicating in such notice such information as may reasonably describe the Manager Change of Control transaction, subject to applicable law, including the date of execution of such agreement or such proposed effective date, as applicable, the amount and types of consideration to be paid for shares of Class A Common Stock in the Manager Change of Control, any election with respect to types of consideration that a holder of shares of Class A Common Stock, as applicable, shall be entitled to make in connection with such Manager Change of Control, and the number of Common Units and shares of Class B Common Stock held by such Member that the Corporation intends to require to be subject to such Redemption. Following delivery of such notice and on or prior to the Change of Control Redemption Date, the Members shall take all actions reasonably requested by the Corporation to effect such Redemption, including taking any action and delivering any document required pursuant to Section 11.01(a) to effect a Redemption.

Section 11.02 Contribution of the Corporation. Subject to Section 11.03, in connection with the exercise of a Redeemed Member’s Redemption Rights under Section 11.01(a), the Corporation shall contribute to the Company the consideration the Redeemed Member is entitled to receive under Section 11.01(b). Unless the Redeemed Member has timely delivered a Retraction Notice as provided in Section 11.01(b) or has delayed a Redemption as provided in Section 11.01(c), or the Corporation has elected to effect a Direct Exchange as provided in Section 11.03, on the Redemption Date (to be effective immediately prior to the close of business on the Redemption Date) (i) the Corporation shall make its Capital Contribution to the Company (in the form of the Share Settlement or the Cash Settlement)

required under this Section 11.02, and (ii) the Company shall issue to the Corporation a number of Common Units equal to the number of Redeemed Units surrendered by the Redeemed Member. Notwithstanding any other provisions of this Agreement to the contrary, in the event that the Company elects a Cash Settlement, the Corporation shall only be obligated to contribute to the Company an amount in respect of such Cash Settlement equal to the net proceeds (after deduction of any underwriters’ discounts or commissions and brokers’ fees or commissions) from the sale by the Corporation of a number of shares of Class A Common Stock equal to the number of Redeemed Units to be redeemed with such Cash Settlement; provided that the Corporation’s Capital Account shall be increased by an amount equal to any such discounts, commissions and fees relating to such sale of shares of Class A Common Stock in accordance with Section 6.06.

Section 11.03 Exchange Right of the Corporation.

(a) Notwithstanding anything to the contrary in this Article XI, the Corporation may, in its sole and absolute discretion, elect to effect on the Redemption Date the exchange of Redeemed Units for the Share Settlement or Cash Settlement, at the Corporation’s option, through a direct exchange of such Redeemed Units and such consideration between the Redeemed Member and the Corporation (a “Direct Exchange”). Upon such Direct Exchange pursuant to this Section 11.03, the Corporation shall acquire the Redeemed Units and shall be treated for all purposes of this Agreement as the owner of such Units.

(b) The Corporation may, at any time prior to a Redemption Date, deliver written notice (an “Exchange Election Notice”) to the Company and the Redeemed Member setting forth its election to exercise its right to consummate a Direct Exchange; provided that such election does not prejudice the ability of the parties to consummate a Redemption or Direct Exchange on the Redemption Date. An Exchange Election Notice may be revoked by the Corporation at any time; provided that any such revocation does not prejudice the ability of the parties to consummate a Redemption on the Redemption Date. The right to consummate a Direct Exchange in all events shall be exercisable for all the Redeemed Units that would have otherwise been subject to a Redemption. Except as otherwise provided by this Section 11.03, a Direct Exchange shall be consummated pursuant to the same timeframe and in the same manner as the relevant Redemption would have been consummated if the Corporation had not delivered an Exchange Election Notice.

Section 11.04 Reservation of Shares of Class A Common Stock; Listing; Certificate of the Corporation. At all times the Corporation shall reserve and keep available out of its authorized but unissued Class A Common Stock, solely for the purpose of issuance upon a Redemption or Direct Exchange, such number of shares of Class A Common Stock as shall be issuable upon any such Redemption or Direct Exchange pursuant to Share Settlements; provided that nothing contained herein shall be construed to preclude the Corporation from satisfying its obligations in respect of any such Redemption or Direct Exchange by delivery of purchased Class A Common Stock (which may or may not be held in the treasury of the Corporation) or the delivery of cash pursuant to a Cash Settlement. The Corporation shall deliver Class A Common Stock that has been registered under the Securities Act with respect to any Redemption or Direct Exchange to the extent a registration statement is effective and available for such shares. The Corporation shall use its commercially reasonable efforts to list the Class A Common Stock required to be delivered upon any such Redemption or Direct Exchange prior to such delivery upon each national securities exchange upon which the outstanding shares of Class A Common Stock are listed at the time of such Redemption or Direct Exchange (it being understood that any such shares may be subject to transfer restrictions under applicable securities Laws). The Corporation covenants that all Class A Common Stock issued upon a Redemption or Direct Exchange will, upon issuance, be validly issued, fully paid and non-assessable. The provisions of this Article XI shall be interpreted and applied in a manner consistent with the corresponding provisions of the Corporation’s certificate of incorporation.

Section 11.05 Effect of Exercise of Redemption or Exchange Right. This Agreement shall continue notwithstanding the consummation of a Redemption or Direct Exchange and all governance or other rights set forth herein shall be exercised by the remaining Members and the Redeemed Member (to the extent of such Redeemed Member’s remaining interest in the Company). No Redemption or Direct Exchange shall relieve such Redeemed Member of any prior breach of this Agreement.

Section 11.06 Tax Treatment. Unless otherwise required by applicable Law, the parties hereto acknowledge and agree that a Redemption or a Direct Exchange, as the case may be, shall be treated as a direct exchange between the Corporation and the Redeemed Member for U.S. federal (and applicable state and local) income tax purposes.

ARTICLE XII.

ADMISSION OF MEMBERS

Section 12.01 Substituted Members. Subject to the provisions of Article X, in connection with the Permitted Transfer of a Company Interest hereunder, the transferee shall become a substituted Member (“Substituted Member”) on the effective date of such Transfer, which effective date shall not be earlier than the date of compliance with the conditions to such Transfer, and such admission shall be shown on the books and records of the Company.

Section 12.02 Additional Members. Subject to the provisions of Article III and Article X, any Person that is not an Existing Member or the Corporation may be admitted to the Company as an additional Member (any such Person, an “Additional Member”) only upon furnishing to the Manager (a) a Joinder (or other counterpart to this Agreement acceptable to the Manager) and counterparts of any applicable Other Agreements and (b) such other documents or instruments as may be reasonably necessary or appropriate to effect such Person’s admission as a Member (including entering into such documents as the Manager may deem appropriate in its reasonable discretion). Such admission shall become effective on the date on which the Manager determines in its reasonable discretion that such conditions have been satisfied and when any such admission is shown on the books and records of the Company.

ARTICLE XIII.

WITHDRAWAL AND RESIGNATION; TERMINATION OF RIGHTS

Section 13.01 Withdrawal and Resignation of Members. No Member shall have the power or right to withdraw or otherwise resign as a Member from the Company prior to the dissolution and winding up of the Company pursuant to Article XIV. Any Member, however, that attempts to withdraw or otherwise resign as a Member from the Company without the prior written consent of the Manager upon or following the dissolution and winding up of the Company pursuant to Article XIV, but prior to such Member receiving the full amount of Distributions from the Company to which such Member is entitled pursuant to Article XIV, shall be liable to the Company for all damages (including all lost profits and special, indirect and consequential damages) directly or indirectly caused by the withdrawal or resignation of such Member. Upon a Transfer of all of a Member’s Units in a Transfer permitted by this Agreement, subject to the provisions of Section 10.06, such Member shall cease to be a Member.

ARTICLE XIV.

DISSOLUTION AND LIQUIDATION

Section 14.01 Dissolution. The Company shall not be dissolved by the admission of Additional Members or Substituted Members or the attempted withdrawal or resignation of a Member. The Company shall dissolve, and its affairs shall be wound up, upon:

(a) the unanimous decision of the Manager together with all the Members to dissolve the Company;

(b) a dissolution of the Company under Section 18-801(4) of the Delaware Act; or

(c) the entry of a decree of judicial dissolution of the Company under Section 18-802 of the Delaware Act.

Except as otherwise set forth in this Article XIV, the Company is intended to have perpetual existence. An Event of Withdrawal shall not cause a dissolution of the Company and the Company shall continue in existence subject to the terms and conditions of this Agreement.

Section 14.02 Liquidation and Termination. Upon dissolution of the Company, the Manager shall act as liquidator or may appoint one or more Persons as liquidator. The liquidators shall proceed diligently to wind up the affairs of the Company and make final distributions as provided herein and in the Delaware Act. The costs of liquidation shall be borne as a Company expense. Until final distribution, the liquidators shall continue to operate the Company properties in furtherance of winding up the affairs of the Company with all of the power and authority of the Manager. The steps to be accomplished by the liquidators are as follows:

(a) as promptly as possible after dissolution and again after final liquidation, the liquidators shall cause a proper accounting to be made by a recognized firm of certified public accountants of the Company’s assets, liabilities and operations through the last day of the calendar month in which the dissolution occurs or the final liquidation is completed, as applicable;

(b) the liquidators shall cause the notice described in the Delaware Act to be mailed to each known creditor of and claimant against the Company in the manner described thereunder;

(c) the liquidators shall pay, satisfy or discharge from Company funds, or otherwise make adequate provision for payment and discharge thereof (including the establishment of a cash fund for contingent liabilities in such amount and for such term as the liquidators may reasonably determine): first, all expenses incurred in liquidation; and second, all of the debts, liabilities and obligations of the Company; and

(d) all remaining assets of the Company shall be distributed to the Members in accordance with Article IV by the end of the Taxable Year during which the liquidation of the Company occurs (or, if later, by ninety (90) days after the date of the liquidation). The distribution of cash and/or property to the Members in accordance with the provisions of this Section 14.02 and Section 14.03 below constitutes a complete return to the Members of their Capital Contributions, a complete distribution to the Members of their interest in the Company and all the Company’s property and constitutes a compromise to which all Members have consented within the meaning of the Delaware Act. To the extent that a Member returns funds to the Company, it has no claim against any other Member for those funds.

Section 14.03 Deferment; Distribution in Kind. Notwithstanding the provisions of Section 14.02, but subject to the order of priorities set forth therein, if upon dissolution of the Company the liquidators determine that an immediate sale of part or all of the Company’s assets would be impractical or would cause undue loss (or would otherwise not be beneficial) to the Members, the liquidators may, in their sole discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy Company liabilities (other than loans to the Company by Members) and reserves. Subject to the order of priorities set forth in Section 14.02, the liquidators may, in their sole discretion, distribute to the Members, in lieu of cash, either (a) all or any portion of such remaining Company assets in-kind in accordance with the provisions of Section 14.02(d), (b) as tenants in common and in accordance with the provisions of Section 14.02(d), undivided interests in all or any portion of such Company assets or (c) a combination of the foregoing. Any such Distributions in kind shall be subject to (x) such conditions relating to the disposition and management of such assets as the liquidators deem reasonable and equitable and (y) the terms and conditions of any agreements governing such assets (or the operation thereof or the holders thereof) at such time. Any Company assets distributed in kind will first be written up or down to their Fair Market Value, thus creating Profit or Loss (if any), which shall be allocated in accordance with Article V. The liquidators shall determine the Fair Market Value of any property distributed in accordance with the valuation procedures set forth in Article XV.

Section 14.04 Cancellation of Certificate. Upon completion of the distribution of Company assets as provided herein, the Company is terminated (and the Company shall not be terminated prior to such time), and the Manager (or such other Person or Persons as the Delaware Act may require or permit) shall file a certificate of cancellation with the Secretary of State of Delaware, cancel any other filings made pursuant to this Agreement that are or should be canceled and take such other actions as may be necessary to terminate the Company. The Company shall be deemed to continue in existence for all purposes of this Agreement until it is terminated pursuant to this Section 14.04.

Section 14.05 Reasonable Time for Winding Up. A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Company and the liquidation of its assets pursuant to Sections 14.02 and 14.03 in order to minimize any losses otherwise attendant upon such winding up.

Section 14.06 Return of Capital. The liquidators shall not be personally liable for the return of Capital Contributions or any portion thereof to the Members (it being understood that any such return shall be made solely from Company assets).

ARTICLE XV.

VALUATION

Section 15.01 Determination. “Fair Market Value” of a specific Company asset will mean the amount which the Company would receive in an all-cash sale of such asset in an arms-length transaction with a willing unaffiliated third party, with neither party having any compulsion to buy or sell, consummated on the day immediately preceding the date on which the event occurred which necessitated the determination of the Fair Market Value (and after giving effect to any transfer taxes payable in connection with such sale), as such amount is determined by the Manager (or, if pursuant to Section 14.02, the liquidators) in its good faith judgment using all factors, information and data it deems to be pertinent.

Section 15.02 Dispute Resolution. If any Member or Members dispute the accuracy of any determination of Fair Market Value in accordance with Section 15.01, and the Manager and such Member(s) are unable to agree on the determination of the Fair Market Value of any asset of the Company, the Manager and such Member(s) shall each select a nationally recognized investment banking firm experienced in valuing securities of closely-held companies such as the Company in the Company’s industry (the “Appraisers”), who shall each determine the Fair Market Value of the asset or the Company (as applicable) in accordance with the provisions of Section 15.01. The Appraisers shall be instructed to give written notice of their determination of the Fair Market Value of the asset or the Company (as applicable) within thirty (30) days of their appointment as Appraisers. If Fair Market Value as determined by an Appraiser is higher than Fair Market Value as determined by the other Appraiser by 10% or more, and the Manager and such Member(s) do not otherwise agree on a Fair Market Value, the original Appraisers shall designate a third Appraiser meeting the same criteria used to select the original two. If Fair Market Value as determined by an Appraiser is within 10% of the Fair Market Value as determined by the other Appraiser (but not identical), and the Manager and such Member(s) do not otherwise agree on a Fair Market Value, the Manager shall select the Fair Market Value of one of the Appraisers. The fees and expenses of the Appraisers shall be borne by the Company.

ARTICLE XVI.

COVENANTS

Section 16.01 Sponsor Confidentiality.

(a) Each of CSL, GS and BHGE (each, a “Sponsor” and, collectively, the “Sponsors”) agrees that it shall hold strictly confidential and shall use, and that it shall cause any Person to whom Confidential Information is disclosed pursuant to clause (i) below to hold strictly confidential and to use, the Confidential Information only in connection with its investment in the Company and not for any other purpose. Each Sponsor agrees that it shall be responsible for any breach of the provisions of this Section 16.01 by any of its Representatives to whom it discloses Confidential Information. Each Sponsor further acknowledges and agrees that it shall not disclose any Confidential Information to any Person, except that Confidential Information may be disclosed:

(i) to such Sponsor’s Representatives in the normal course of the performance of their duties or to any financial institution providing credit to such Sponsor;

(ii) to the extent required by applicable Law (including complying with any oral or written questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process to which a Sponsor is subject; provided, that unless otherwise prohibited by Law, such Sponsor agrees to give the Company prompt notice of such request(s), to the extent practicable, so that the Company may seek an appropriate protective order or similar relief (and the Sponsor shall cooperate with such efforts by the Company, and shall in any event make only the minimum disclosure required by such Law));

(iii) (to any Person to whom such Sponsor is contemplating a Transfer of its Units; provided, that such Transfer (x) would not be in violation of the provisions of this Agreement, (y) the potential transferee agrees in advance of any such disclosure to be bound by a confidentiality agreement consistent with the provisions hereof and (z) such Sponsor shall be responsible for breaches of such confidentiality agreement by such potential transferee;

(iv) (x) to any regulatory authority or rating agency to which such Sponsor or any of its Affiliates is subject or with which it has regular dealings, as long as such authority or agency is advised of the confidential nature of such information and such Sponsor uses reasonable best efforts to seek confidential treatment of such information to the extent available and (y) CSL and GS may disclose Confidential Information (A) as is requested by a regulatory or Governmental Authority with jurisdiction over CSL or GS, their members or their respective Affiliates or (B) to a banking regulator with jurisdiction over CSL and GS, their members or their respective Affiliates after it is determined by counsel to be advisable in light of ongoing review or oversight by such regulator;

(v) to the extent required by the rules and regulations of the SEC or stock exchange rules; or

(vi) if the prior written consent of the Manager shall have been obtained.

Nothing contained herein shall prevent the use (subject, to the extent possible, to a protective order) of Confidential Information in connection with the assertion or defense of any claim by or against the Company or any Sponsor.

(b) “Confidential Information” means any information concerning the Company or any Persons that are or become its Subsidiaries or the financial condition, business, operations or prospects of the Company or any such Subsidiaries in the possession of or furnished to any Sponsor; provided, that the term “Confidential Information” does not include information that (i) is or becomes generally available to the public other than as a result of a disclosure by a Sponsor or its directors, officers, employees, shareholders, members, partners, agents, counsel, investment advisers or other representatives, including any managed account, investment fund or other vehicle or Person who is a current or prospective passive investor in any investment funds, vehicles or accounts that are managed, sponsored or advised by any member of CSL, GS or any of their Affiliates (all such persons being collectively referred to as “Representatives”) in violation of this Agreement, (ii) was available to such Sponsor on a non-confidential basis prior to its disclosure to such Sponsor or its Representatives by the Company or (iii) becomes available to such Sponsor on a non-confidential basis from a source other than the Company and its Subsidiaries, another Sponsor, its Affiliates or its Representatives after the disclosure of such information to such Sponsor or its Representatives by the Company, which source is (at the time of receipt of the relevant information) not, to such Sponsor’s knowledge, bound by a confidentiality agreement with (or other confidentiality obligation to) the Company or another Person; provided, that, notwithstanding anything to the contrary contained herein, “Confidential Information” in the possession of any Sponsor or any of their respective Affiliates prior to the date of this Agreement shall not by virtue of the foregoing exceptions in clauses (ii) or (iii) be deemed Confidential Information and such Sponsors shall be obligated to keep or to cause to be kept such information confidential in accordance with the provisions of this Section 16.01 as fully as if they did not have access to such information prior to the date of this Agreement but only received it after the date of this Agreement.

Section 16.02 Political Contributions. The Company shall not, and shall cause its Affiliates and officers and employees acting on behalf of the Company or any of its Affiliates not to, maintain, form, sponsor or in any way contribute money or anything of value to, any political action committee or political candidate, including any state, district, local or national party committee, without the prior written consent of CSL and GS.

Section 16.03 No Promotion. None of the Sponsors will, without the prior written consent of each of the other Sponsors, as applicable, (a) use in advertising, publicity, or otherwise the name of BHGE, CSL, GS, any of CSL or GS’s members or any of their respective Affiliates, or any CSL or GS employee of any such Affiliates, nor any trade name, trademark, trade device, service mark, symbol, logo or any abbreviation, contraction or simulation thereof owned by any Sponsor, any of CSL or GS’s members or any of their respective Affiliates, or (b) represent, directly or indirectly, that any product or any service provided by the Company has been approved or endorsed by any Sponsor, any of CSL or GS’s members or any of their respective Affiliates.

Section 16.04 International Trade.

(a) The Company shall, and shall cause all of its controlled Affiliates to, comply with all applicable Laws related to international trade, including, but not limited to, Title 19 of the U.S. Code of Federal Regulations; the Export Administration Regulations, 15 C.F.R. Parts 730-774; Section 38 of the Arms Export Control Act, 22 U.S.C. § 2778; the International Traffic in Arms Regulations, 22 C.F.R. Parts 120-130; the Trading with the Enemy Act, 50 U.S.C. App. §§ 5, 16; the International Emergency Economic Powers Act, 50 U.S.C. § 1701 et seq.; 31 C.F.R. Parts 500-598; the Foreign Corrupt Practices Act of 1977, as amended, 15 U.S.C. §§ 78m, 78dd-1, 78dd-2, 78dd-3, and 78ff; and any similar or successor provisions to any such Laws (collectively, “International Trade Laws”).

(b) Affiliates of the Sponsors or CSL or GS’s members may be required to disclose under Section 13(r) of the Exchange Act, as amended (“Section 13(r)”) whether any of their affiliates have engaged during the calendar year in certain Iran-related activities, including those targeted under the Iran Sanctions of Act of 1996 and other Iran-related Laws. To the extent that the Company, or its controlled Affiliates, officers or directors are, or become, engaged in any activities that would be reportable by the Company if the Company was required to make a disclosure under Section 13(r), the Company shall promptly upon becoming aware of such information disclose such information in writing to each of the Sponsors in sufficient detail in order that Affiliates of each of the Sponsors or CSL or GS’s members can timely satisfy their own disclosure obligations under Section 13(r).

(c) After the end of each calendar year, but in no event later than fifteen (15) days after the end of each calendar year, the Company shall provide a written certification to each of the Sponsors that it and its controlled Affiliates, officers and directors have disclosed to each of the Members all activities contemplated by this Section 16.04.

(d) As soon as practicable after the date hereof, but in no event later than 30 days after the date hereof, the Company shall implement suitable written, risk-based compliance procedures and related training regarding International Trade Laws along with procedures for the collection of data and other information required under Section 13(r) from its controlled Affiliates, officers and directors.

Section 16.05 Regulatory Proceedings. The Company shall keep the Members informed, on a current basis, of any events, discussions, notices or changes with respect to any tax (other than ordinary course communications which could not reasonably be expected to be material to the Company), criminal or regulatory investigation or action involving the Company, and shall reasonably cooperate with Members, and their respective Affiliates in an effort to avoid or mitigate any cost or regulatory consequences to them that might arise from such investigation or action (including by reviewing written submissions in advance, attending meetings with authorities and coordinating and providing assistance in meeting with regulators).

ARTICLE XVII.

GENERAL PROVISIONS

Section 17.01 Power of Attorney.

(a) Each Member who is an individual hereby constitutes and appoints the Manager (or the liquidator, if applicable) with full power of substitution, as his or her true and lawful agent and attorney-in-fact, with full power and authority in his, her or its name, place and stead, to:

(i) execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (A) this Agreement, all certificates and other instruments and all amendments thereof which the Manager deems appropriate or necessary to form, qualify, or continue the qualification of, the Company as a limited liability company in the State of Delaware and in all other jurisdictions in which the Company may conduct business or own property; (B) all instruments which the Manager deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms; (C) all conveyances and other instruments or documents which the Manager deems appropriate or necessary to reflect the dissolution and liquidation of the Company pursuant to the terms of this Agreement, including a certificate of cancellation; and (D) all instruments relating to the admission, withdrawal or substitution of any Member pursuant to Article XII or XIII; and

(ii) sign, execute, swear to and acknowledge all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the reasonable judgment of the Manager, to evidence, confirm or ratify any vote, consent, approval, agreement or other action which is made or given by the Members hereunder or is consistent with the terms of this Agreement, in the reasonable judgment of the Manager, to effectuate the terms of this Agreement.

(b) The foregoing power of attorney is irrevocable and coupled with an interest, and shall survive the death, disability, incapacity, dissolution, bankruptcy, insolvency or termination of any Member who is an individual and the transfer of all or any portion of his, her or its Company Interest and shall extend to such Member’s heirs, successors, assigns and personal representatives.

Section 17.02 Confidentiality. The Manager and each of the Members agree to hold the Company’s Confidential Information in confidence in accordance with the provisions of Section 16.01 and may not use such information except in furtherance of the business of the Company, as otherwise authorized separately in writing by the Manager or as permitted pursuant to Section 16.01.

Section 17.03 Amendments. This Agreement may be amended or modified solely by the Manager, subject to the prior written consent of the Majority Members; provided, that, solely for purposes of this Section 17.03, the second reference to “a majority” in the definition of Majority Members shall be deemed to be “thirty-three percent (33%) or more.”

Notwithstanding the foregoing, no amendment or modification (a) to this Section 17.03 may be made without the prior written consent of the Manager and each of the Members, (b) that modifies the limited liability of any Member, increases the liabilities or obligations of any Member or adversely alters or changes any rights, preferences or privileges of any Member, in each case, may be made without the consent of each such affected Member, (c) that materially alters or changes any rights, preferences or privileges of any Company Interests in a manner that is different or prejudicial relative to any other Company Interests, may be made without the approval of a majority in interest of the Members holding the Company Interests affected in such a different or prejudicial manner, (d) that materially alters or changes any rights, preferences or privileges of a holder of any class of Company Interests in a manner that is different or prejudicial relative to any other holder of the same class of Company Interests, may be made without the approval of the holder of Company Interests affected in such a different or prejudicial manner and (e) to any of the terms and conditions of this Agreement which terms and conditions expressly require the approval or action of certain Persons may be made without obtaining the consent of the requisite number or specified percentage of such Persons who are entitled to approve or take action on such matter; provided, that the Manager, acting alone, may amend this Agreement to reflect the issuance of additional Units or Equity Securities in accordance with Section 3.04.

Section 17.04 Title to Company Assets. Company assets shall be deemed to be owned by the Company as an entity, and no Member, individually or collectively, shall have any ownership interest in such Company assets or any portion thereof. The Company shall hold title to all of its property in the name of the Company and not in the name of any Member. All Company assets shall be recorded as the property of the Company on its books and records, irrespective of the name in which legal title to such Company assets is held. The Company’s credit and assets shall be used solely for the benefit of the Company, and no asset of the Company shall be transferred or encumbered for, or in payment of, any individual obligation of any Member.

Section 17.05 Addresses and Notices. Any notice provided for in this Agreement will be in writing and will be either personally delivered, or received by certified mail, return receipt requested, or sent by reputable overnight courier service (charges prepaid) to the Company at the address set forth below and to any other recipient and to any Member at such address as indicated by the Company’s records, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given hereunder when delivered personally or sent by telecopier (provided confirmation of transmission is received), three (3) days after deposit in the U.S. mail and one (1) day after deposit with a reputable overnight courier service. The Company’s address is:

to the Company:

BJ Services, LLC

11211 FM 2920

Tomball, Texas 77375

Attn: Warren Zemlak

E-mail: Warren.Zemlak@bjservices.com

with a copy (which copy shall not constitute notice) to:

Latham & Watkins LLP

811 Main Street, Suite 3700

Houston, Texas 77002

Attn: Sean T. Wheeler

         Ryan J. Maierson

E-mail: sean.wheeler@lw.com

             ryan.maierson@lw.com

Section 17.06 Binding Effect; Intended Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

Section 17.07 Creditors. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Company or any of its Affiliates, and no creditor who makes a loan to the Company or any of its Affiliates may have or acquire (except pursuant to the terms of a separate agreement executed by the Company in favor of such creditor) at any time as a result of making the loan any direct or indirect interest in Company Profits, Losses, Distributions, capital or property other than as a secured creditor.

Section 17.08 Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement or condition.

Section 17.09 Counterparts. This Agreement may be executed in separate counterparts, each of which will be an original and all of which together shall constitute one and the same agreement binding on all the parties hereto.

Section 17.10 Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. Any dispute relating hereto shall be heard in the state or federal courts of the State of Delaware, and the parties agree to jurisdiction and venue therein.

Section 17.11 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 17.12 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

Section 17.13 Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain from taking such actions as may be reasonably necessary or appropriate to achieve the purposes of this Agreement.

Section 17.14 Delivery by Electronic Transmission. This Agreement and any signed agreement or instrument entered into in connection with this Agreement or contemplated hereby, and any amendments hereto or thereto, to the extent signed and delivered by means of an electronic transmission, including by a facsimile machine or via email, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of electronic transmission by a facsimile machine or via email to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through such electronic transmission as a defense to the formation of a contract and each such party forever waives any such defense.

Section 17.15 Effectiveness. This Agreement shall be effective immediately upon the effectiveness of a Form 8-A filed by the Corporation with respect to the IPO (the “Effective Time”). For the avoidance of doubt, the Second Amended and Restated LLC Agreement shall govern the rights and obligations of the Company and the other parties to this Agreement in their capacity as Members prior to the Effective Time.

Section 17.16 Entire Agreement. This Agreement, those documents expressly referred to herein (including the Registration Rights Agreement and the Tax Receivable Agreement), the Contribution Agreement, any indemnity agreements entered into in connection with the Second Amended and Restated LLC Agreement with any member of the board of managers at that time and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way. For the avoidance of doubt, the Second Amended and Restated LLC Agreement is superseded by this Agreement as of the Effective Time and shall be of no further force and effect thereafter.

Section 17.17 Remedies. Each Member shall have all rights and remedies set forth in this Agreement and all rights and remedies which such Person has been granted at any time under any other agreement or contract and all of the rights which such Person has under any Law. Any Person having any rights under any provision of this Agreement or any other agreements contemplated hereby shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by Law.

Section 17.18 Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. The use of the word “including” in this Agreement shall be by way of example rather than by limitation. Reference to any agreement, document or instrument means such agreement, document or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and if applicable hereof. Without limiting the generality of the immediately preceding sentence, no amendment or other modification to any agreement, document or instrument that requires the consent of any Person pursuant to the terms of this Agreement or any other agreement will be given effect hereunder unless such Person has consented in writing to such amendment or modification. Wherever required by the context, references to a Fiscal Year shall refer to a portion thereof. The use of the words “or,” “either” and “any” shall not be exclusive. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Wherever a conflict exists between this Agreement and any other agreement, this Agreement shall control but solely to the extent of such conflict.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned have executed or caused to be executed on their behalf this Third Amended and Restated Limited Liability Company Agreement as of the date first written above.

COMPANY:

BJ SERVICES LLC

By:
Name:	Warren Zemlak
Title:	Chief Executive Officer

[Signature Page to Third Amended and Restated Limited Liability Company Agreement]

MEMBERS:

BJ SERVICES, INC.

By:
Name:	Warren M. Zemlak
Title:	Chief Executive Officer

[Signature Page to Third Amended and Restated Limited Liability Company Agreement]

ALLIED COMPLETIONS HOLDINGS, LLC

By:
Name:	Charles S. Leykum
Title:	President

[Signature Page to Third Amended and Restated Limited Liability Company Agreement]

WSEP BROMIUS II, LLC

By:
Name:	Scott L. Lebovitz
Title:	Managing Director

[Signature Page to Third Amended and Restated Limited Liability Company Agreement]

BAKER HUGHES OILFIELD OPERATIONS LLC

By:
Name:
Title:

BAKER HUGHES INTERNATIONAL HOLDINGS LLC

By:
Name:
Title:

[Signature Page to Third Amended and Restated Limited Liability Company Agreement]

SCHEDULE 1*

SCHEDULE OF MEMBERS

Member	Common Units	Percentage Interest	Contribution Closing Capital Account Balance	Additional Cash Capital Contributions	Additional Non- Cash Capital Contributions	Capital Accounts

*	This Schedule of Members shall be updated from time to time to reflect any adjustment with respect to any subdivision (by Unit split or otherwise) or any combination (by reverse Unit split or otherwise) of any outstanding Common Units, or to reflect any additional issuances of Common Units pursuant to this Agreement.

Exhibit A

FORM OF JOINDER AGREEMENT

This JOINDER AGREEMENT, dated as of                     , 20         (this “Joinder”), is delivered pursuant to that certain Third Amended and Restated Limited Liability Company Agreement, dated as of [ ● ], 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “LLC Agreement”) by and among BJ Services, LLC, a Delaware limited liability company (the “Company”), BJ Services, Inc., a Delaware corporation and the managing member of the Company (the “Manager”), and each of the Members from time to time party thereto. Capitalized terms used but not otherwise defined herein have the respective meanings set forth in the LLC Agreement.

1.	Joinder to the LLC Agreement. Upon the execution of this Joinder by the undersigned and delivery hereof to the Manager, the undersigned hereby is and hereafter will be a Member under the LLC Agreement and a party thereto, with all the rights, privileges and responsibilities of a Member thereunder. The undersigned hereby agrees that it shall comply with and be fully bound by the terms of the LLC Agreement as if it had been a signatory thereto as of the date thereof.

2.	Incorporation by Reference. All terms and conditions of the LLC Agreement are hereby incorporated by reference in this Joinder as if set forth herein in full.

3.	Address. All notices under the LLC Agreement to the undersigned shall be direct to:

[Name]

[Address]

[City, State, Zip Code]

Attn:

Facsimile:

E-mail:

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Joinder as of the day and year first above written.

[NAME OF NEW MEMBER]

By:
Name:
Title:

Acknowledged and agreed as of the date first set forth above:

BJ SERVICES, LLC

By:	BJ SERVICES, INC., its Managing Member

By:
Name:
Title: